                                                                     EXHIBIT 4.6

     ====================================================================



                             _____________________

                       SAMSONITE CORPORATION, as Issuer,

                                      and

              UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee


     ====================================================================



                                   INDENTURE

                           Dated as of June 24, 1998



                                 $350,000,000

                  10 3/4% Senior Subordinated Notes due 2008

                             CROSS-REFERENCE TABLE

         TIA                                                     Indenture
       Section                                                   Section
       -------                                                   -------
     310  (a)(1)..............................................     7.10
          (a)(2)..............................................     7.10
          (a)(3)..............................................     N.A.
          (a)(4)..............................................     N.A.
          (b).................................................     7.08; 7.10; 11.02
          (b)(1)..............................................     7.10
          (b)(9)..............................................     7.10
          (c).................................................     N.A.
     311  (a).................................................     7.11
          (b).................................................     7.11
          (c).................................................     N.A.
     312  (a).................................................     2.05
          (b).................................................     11.03
          (c).................................................     11.03
     313  (a).................................................     7.06
          (b)(1)..............................................     7.06
          (b)(2)..............................................     7.06
          (c).................................................     7.06; 11.02
          (d).................................................     7.06
     314  (a).................................................     4.02; 4.04; 11.02
          (b).................................................     N.A.
          (c)(1)..............................................     11.04; 11.05
          (c)(2)..............................................     11.04; 11.05
          (c)(3)..............................................     N.A.
          (d).................................................     N.A.
          (e).................................................     11.05
          (f).................................................     N.A.
     315  (a).................................................     7.01; 7.02
          (b).................................................     7.05; 10.02
          (c).................................................     7.01
          (d).................................................     6.05; 7.01; 7.02
          (e).................................................     6.11
     316  (a) (last sentence).................................     11.06
          (a)(1)(A)...........................................     6.05
          (a)(1)(B)...........................................     6.04
          (a)(2)..............................................     8.02
          (b).................................................     6.07
          (c).................................................     8.04
     317  (a)(1)..............................................     6.08
          (a)(2)..............................................     6.09

          (b).................................................    N.A.
     318  (a).................................................    11.01

____________________
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions............................................      1
Section 1.02.    Other Definitions......................................     31
Section 1.03.    Incorporation by Reference of Trust Indenture Act......     32
Section 1.04.    Rules of Construction..................................     32

                                   ARTICLE 2

                                THE SECURITIES

Section 2.01.    Dating; Incorporation of Form in Indenture.............     33
Section 2.02.    Execution and Authentication...........................     34
Section 2.03.    Registrar and Paying Agent.............................     35
Section 2.04.    Paying Agent To Hold Assets in Trust...................     35
Section 2.05.    Securityholder Lists...................................     36
Section 2.06.    Transfer and Exchange..................................     36
Section 2.07.    Replacement Securities.................................     36
Section 2.08.    Outstanding Securities.................................     37
Section 2.09.    Temporary Securities...................................     37
Section 2.10.    Cancellation...........................................     38
Section 2.11.    Defaulted Interest.....................................     38
Section 2.12.    Deposit of Moneys......................................     38
Section 2.13.    CUSIP Number...........................................     39
Section 2.14.    Book-Entry Provisions for Global Securities............     39
Section 2.15.    Special Transfer Provisions............................     40

                                   ARTICLE 3

                                  REDEMPTION

Section 3.01.    Notices to Trustee.....................................     43
Section 3.02.    Selection by Trustee of Securities To Be Redeemed......     43
Section 3.03.    Notice of Redemption...................................     44
Section 3.04.    Effect of Notice of Redemption.........................     44
Section 3.05.    Deposit of Redemption Price............................     45
Section 3.06.    Securities Redeemed in Part............................     45
Section 3.07.    Optional Redemption....................................     46

                                   ARTICLE 4

                                   COVENANTS

Section 4.01.    Payment of Securities.............................................       46
Section 4.02.    SEC Reports.......................................................       47
Section 4.03.    Waiver of Stay, Extension or Usury Laws...........................       47
Section 4.04.    Compliance Certificate............................................       48
Section 4.05.    Taxes.............................................................       48
Section 4.06.    Limitation on Incurrence of Additional Indebtedness...............       49
Section 4.07.    Limitation on Preferred Stock of Restricted Subsidiaries..........       49
Section 4.08.    Limitation on Restricted Payments.................................       50
Section 4.09.    Limitation on Certain Asset Sales.................................       52
Section 4.10.    Limitation on Transactions with Affiliates........................       55
Section 4.11.    Limitation on Other Senior Subordinated Debt......................       57
Section 4.12.    Payments for Consent..............................................       57
Section 4.13.    Corporate Existence...............................................       57
Section 4.14.    Change of Control.................................................       58
Section 4.15.    Maintenance of Office or Agency...................................       60
Section 4.16.    Limitation on Liens...............................................       61
Section 4.17.    Limitation on Emerging Market Subsidiaries........................       61
Section 4.18.    Limitation on Restricting Subsidiary Dividends; Restriction on
                    Sale and Issuance of Subsidiary Stock..........................       62

                                   ARTICLE 5

                             SUCCESSOR CORPORATION


Section 5.01.    Limitation on Consolidation, Merger and Sale of Assets............       64
Section 5.02.    Successor Person Substituted......................................       65

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES
Section 6.01.    Events of Default.................................................       65
Section 6.02.    Acceleration......................................................       67
Section 6.03.    Other Remedies....................................................       68
Section 6.04.    Waiver of Past Defaults and Events of Default.....................       69
Section 6.05.    Control by Majority...............................................       69
Section 6.06.    Limitation on Suits...............................................       69
Section 6.07.    Rights of Holders To Receive Payment..............................       70
Section 6.08.    Collection Suit by Trustee........................................       70

Section 6.09.    Trustee May File Proofs of Claim...............................      71
Section 6.10.    Priorities.....................................................      71
Section 6.11.    Undertaking for Costs..........................................      72

                                   ARTICLE 7

                                    TRUSTEE
Section 7.01.    Duties of Trustee..............................................      72
Section 7.02.    Rights of Trustee..............................................      74
Section 7.03.    Individual Rights of Trustee...................................      75
Section 7.04.    Trustee's Disclaimer...........................................      75
Section 7.05.    Notice of Defaults.............................................      75
Section 7.06.    Reports by Trustee to Holders..................................      75
Section 7.07.    Compensation and Indemnity.....................................      76
Section 7.08.    Replacement of Trustee.........................................      77
Section 7.09.    Successor Trustee by Consolidation, Merger or Conversion.......      78
Section 7.10.    Eligibility; Disqualification..................................      79
Section 7.11.    Preferential Collection of Claims Against Company..............      79

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.    Without Consent of Holders.....................................      79
Section 8.02.    With Consent of Holders........................................      80
Section 8.03.    Compliance with Trust Indenture Act............................      81
Section 8.04.    Revocation and Effect of Consents..............................      82
Section 8.05.    Notation on or Exchange of Securities..........................      82
Section 8.06.    Trustee To Sign Amendments, etc................................      83

                                   ARTICLE 9

                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.    Discharge of Indenture.........................................      83
Section 9.02.    Legal Defeasance...............................................      84
Section 9.03.    Covenant Defeasance............................................      84
Section 9.04.    Conditions to Defeasance or Covenant Defeasance................      85
Section 9.05.    Deposited Money and U.S. Government Obligations To Be
                    Held in Trust; Other Miscellaneous Provisions...............      87
Section 9.06.    Reinstatement..................................................      88
Section 9.07.    Moneys Held by Paying Agent....................................      88

Section 9.08.    Moneys Held by Trustee..............................................     88

                                  ARTICLE 10

                          SUBORDINATION OF SECURITIES

Section 10.01.   Securities Subordinate to Senior Debt...............................     89
Section 10.02.   Payment Over of Proceeds upon Dissolution, etc......................     89
Section 10.03.   Suspension of Payment When Senior Debt in Default...................     91
Section 10.04.   Trustee's Relation to Senior Debt...................................     94
Section 10.05.   Subrogation to Rights of Holders of Senior Debt.....................     94
Section 10.06.   Provisions Solely To Define Relative Rights.........................     95
Section 10.07.   Trustee To Effectuate Subordination.................................     96
Section 10.08.   No Waiver of Subordination Provisions...............................     96
Section 10.09.   Notice to Trustee...................................................     97
Section 10.10.   Reliance on Judicial Order or Certificate of Liquidating Agent......     98
Section 10.11.   Rights of Trustee as a Holder of Senior Debt; Preservation of
                    Trustee's Rights.................................................     99
Section 10.12.   Article Applicable to Paying Agents.................................     99
Section 10.13.   No Suspension of Remedies...........................................     99

                                  ARTICLE 11

                                 MISCELLANEOUS

Section 11.01.   Trust Indenture Act Controls........................................    100
Section 11.02.   Notices.............................................................    100
Section 11.03.   Communications by Holders with Other Holders........................    101
Section 11.04.   Certificate and Opinion as to Conditions Precedent..................    102
Section 11.05.   Statements Required in Certificate and Opinion......................    102
Section 11.06.   When Treasury Securities Disregarded................................    103
Section 11.07.   Rules by Trustee and Agents.........................................    103
Section 11.08.   Business Days; Legal Holidays.......................................    103
Section 11.09.   Governing Law.......................................................    103
Section 11.10.   No Adverse Interpretation of Other Agreements.......................    104
Section 11.11.   No Recourse Against Others..........................................    104
Section 11.12.   Successors..........................................................    104
Section 11.13.   Multiple Counterparts...............................................    104
Section 11.14.   Table of Contents, Headings, etc....................................    104
Section 11.15.   Separability........................................................    104

EXHIBITS
--------
Exhibit A  -   Form of Security                        A-1
Exhibit B  -   Form of Legend for Global Securities    B-1
Exhibit C  -   Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB Accredited Investors C-1
Exhibit D  -   Form of Certificate to Be Delivered in Connection with Transfers
               Pursuant to Regulation S D-1

          INDENTURE, dated as of June 24, 1998, between SAMSONITE CORPORATION, a Delaware corporation, as issuer (the "Company"), and UNITED STATES TRUST COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law, as Trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 10 3/4% Senior Subordinated Notes due 2008 (the "Securities").

                                   ARTICLE 1

                  DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.  Definitions.
               -----------

               "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

               "Affiliate" means, with respect to any Person, a Person who, directly or indirectly, through one or more intermediaries controls, or is controlled by, or is under common control with, such other Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided,
                                                                      --------
however, that the ownership of at least 10% of the voting power of the Common
-------
Stock of a Person, either directly or indirectly, shall be deemed control.

               "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

               "Asset Sale" means the sale, transfer or other disposition (other than to the Company or any of its Restricted Subsidiaries (other than any Emerging Market Subsidiary)) in any single transaction or series of related transactions involving assets with a fair market value in excess of $1,000,000 of (a) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company other than in a transaction where the Company or such Restricted Subsidiary receives therefor one or more properties with a fair market value equal to the fair market value of the Capital Stock issued, transferred or disposed of by the Company or the Restricted Subsidiary (with such fair market values being determined by the Board of Directors of the Company), (b) all or substantially all of the assets of the Company or of any Restricted Subsidiary thereof, (c) real property or (d) all or substantially all of the assets of any division, line of business or comparable business segment of the Company or of any Restricted Subsidiary thereof; provided that Asset
                                                        --------
Sales shall not include (x) sales, leases, conveyances, transfer or other dispositions to the Company or to a Restricted Subsidiary to any other Person if, after giving effect to such sale, lease, conveyance, transfer or other disposition, such other Person becomes a Restricted Subsidiary (other than any Emerging Market Subsidiary), (y) the sale of all or substantially all of the assets of the Company or a Restricted Subsidiary in a transaction complying with Section 5.01, in which case only the assets not so sold shall be deemed an Asset Sale, or (z) any sale, issuance or other disposition of Capital Stock or assets of any Joint Venture Subsidiary in compliance with Section 4.18.

          "Asset Sale Proceeds" means, with respect to any Asset Sale, (i) cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after (a) provision for all income or other taxes, estimated in good faith by the Company, measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting, accounting, legal and other fees and expenses related to such Asset Sale, (c) provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.

          "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(a) or (b) and that have not yet been the subject of an Excess Proceeds Offer in accordance with clause (iii)(c) of
Section 4.09(a).

          "Board of Directors" means the board of directors of the Company or any authorized committee thereof (a "Board Committee"); provided that the term
                                                        --------
"Board of Directors" as used in the definition of "Change of Control" shall not include any Board Committee.

          "Board Resolution" means a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of the Company to be in full force and effect, and delivered to the Trustee.

          "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of capital stock, including each class of common stock and preferred stock of such Person and warrants or options to purchase any of the foregoing and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

          "Capitalized Lease Obligation" means, as to any Person, the obligation of such Person to pay rent or other amounts under a lease to which such Person is a party that is required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; and (vi) investments in money market funds which invest substantially all of their assets in securities of the types described in clauses (i) through (v) above.

          "Certificate of Designation" means the Certificate of Designation under which the Senior Preferred Stock was issued, as in effect on the date of this Indenture.

          A "Change of Control" of the Company will be deemed to have occurred at such time as (i) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the total voting power of the Company's Common Stock unless, as a result of such transaction, the ultimate direct or indirect ownership of the Company is substantially the same immediately after such transaction as it was immediately prior to such transaction, (ii) any Person (including a Person's Affiliates), other than a Permitted Holder, becomes the beneficial owner of more than 35% of the total voting power of the Company's Common Stock, and the Permitted Holders beneficially own, in the aggregate, a lesser percentage of the total voting power of the Common Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company,
(iii) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Common Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the voting power of the Common Stock of the surviving corporation immediately after such consolidation or merger or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by a majority of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of the Directors of the Company.

          "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor obligor on the Securities.

          "Company Request" means any written request signed in the name of the Company by the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer or the Treasurer and attested to by the Secretary or any Assistant Secretary of the Company.

          "Consolidated EBITDA" means, for any Person and its Restricted Subsidiaries, for any period, an amount equal to (a) the sum of Consolidated Net Income for such period, plus, to the extent deducted from the revenues of such Person and its Restricted Subsidiaries in determining Consolidated Net Income,
(i) the provision for taxes for such period based on income or profits and any provision for taxes utilized in computing a loss in Consolidated Net Income above, plus (ii) Consolidated Interest Expense (including, for this purpose, dividends on the Senior Preferred Stock and any Redeemable Dividends in each case only to the extent that such dividends were deducted in determining Consolidated Net Income), plus (iii) Consolidated Non-Cash Charges, plus (iv) without duplication, charges attributable to the exercise or adjustment of employee options and fees and expenses, in each case, incurred in connection with the Recapitalization or the transactions described under "Management's Discussion and Analysis of Financial Condition and Results of Operations--Recent Events and Proposed Recapitalization," in the Offering Memorandum plus (v) without duplication, for any four quarter period that includes one or more fiscal quarters of fiscal 1998 or either or both of the first two fiscal quarters of fiscal 1999, restructuring charges, in an aggregate amount not to exceed $12,000,000, but only to the extent actually incurred during each such applicable quarter and minus (vi) without duplication, the amount of all cash payments made by such Person or any of its Restricted Subsidiaries during such period to the extent such payments relate to Consolidated Non-Cash Charges that were added back in determining Consolidated EBITDA for such period or any prior period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "Consolidated Fixed Charge Coverage Ratio" on any date of determination (the "Transaction Date") means, with respect to any Person, the ratio of (i) the aggregate amount of Consolidated EBITDA of such Person for the Reference Period to (ii) the aggregate amount of Consolidated Fixed Charges of such Person during the Reference Period; provided, that for purposes of such
                                         --------
computation, in calculating Consolidated EBITDA and Consolidated Fixed Charges,
(a) the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (b) the incurrence of any Indebtedness (other than Indebtedness incurred under any revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business) or the issuance of any Disqualified Capital Stock or Preferred Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date (and the application of the proceeds therefrom (other than a repayment of Indebtedness outstanding under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business) to the extent used to retire Indebtedness or Preferred Stock) will be assumed to have occurred (on a pro forma basis) on the first day of such Reference Period; (c) Consolidated Interest Expense attributable to any Indebtedness (whether existing or being incurred) bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Rate Agreement (which shall remain in effect for the 12-month period after the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used; (d) the repayment of any Indebtedness (other than under a revolving credit or similar facility to the extent that the proceeds were used to finance working capital requirements in the ordinary course of business), Disqualified Capital Stock or Preferred Stock during the Reference Period or subsequent thereto and on or prior to the Transaction Date with the proceeds of any sale or other disposition of assets or properties referred to in clause (f) below will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; (e) the acquisition during the Reference Period or subsequent thereto and on or prior to the Transaction Date of any other Person which, as a result of such acquisition, becomes a Subsidiary, will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period; and (f) any sale or other disposition of assets or properties constituting an existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) outside the ordinary course of business occurring during the Reference Period or subsequent thereto and on or prior to the Transaction Date will be assumed to have occurred (on a pro forma basis) on the first day of the Reference Period.

          "Consolidated Fixed Charges" of any Person for any period means (without duplication) the sum of (i) Consolidated Interest Expense of such Person for such period (excluding amortization or write-off of deferred financing fees and expenses) and (ii) without duplication, Redeemable Dividends of such Person and its Restricted Subsidiaries (whether in cash or otherwise (except dividends payable solely in shares of Qualified Capital Stock)) with respect to

Disqualified Capital Stock and Preferred Stock accrued during such period in accordance with GAAP (but in the case of such Preferred Stock, only to the extent that the aggregate amount of dividends paid or accrued from and after the Issue Date exceeds the aggregate net cash proceeds to such Person from the issuance and sale of such Preferred Stock), in each case excluding items eliminated in consolidation of such Person and its Restricted Subsidiaries; provided, that dividends accrued or paid on the Senior Preferred Stock shall not
--------
be included in the calculation of Consolidated Fixed Charges.

          "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis, including, but not limited to, Redeemable Dividends, whether paid or accrued, on Restricted Subsidiary Preferred Stock, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus the amount of all dividends or distributions paid on Disqualified Capital Stock (other than dividends paid or payable in shares of Capital Stock of the Company), minus interest income for such period.

          "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that (a) the net income of any Person
                      --------  -------
including of any Emerging Market Subsidiary or Unrestricted Subsidiary (each, an "Other Person") in which the Person in question or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such Other Person to be consolidated into the net income of the Person in question in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to the Person in question or to any of its Restricted Subsidiaries, (b) the net income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the Securities) shall be excluded to the extent of such restriction or limitation, (c) (i) the net income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (ii) any net gain or net loss resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded, (d) extraordinary, unusual or non-recurring gains and losses shall be excluded and
(e) gains and losses associated with discontinued and terminated operations shall be excluded.

          "Consolidated Non-Cash Charges" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash items (which do not reflect an accrual of a cash expense which may be incurred in the future) of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries less any such non-cash items increasing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is specified in Section 11.02.

          "Credit Agreement" means (i) one or more credit agreements, loan agreements or similar agreements providing for working capital advances, term loans, letter of credit facilities or similar advances, loans, or facilities to the Company, any Subsidiaries, domestic or foreign, or any or all of such Persons, including the Credit Agreement, dated on or as in effect on or about the Issue Date, among the Company and Samsonite Europe N.V., as borrowers, Bank of America National Trust and Savings Association and BankBoston, N.A., and certain other lenders party thereto from time to time, as the same may be amended, modified, restated or supplemented from time to time and (ii) any one or more agreements governing advances, loans or facilities provided to refund, refinance, replace or renew (including subsequent or successive refundings, refinancings, replacements and renewals) Indebtedness under the agreement or agreements referred to in the foregoing clause (i), as the same may be amended, modified, restated or supplemented from time to time.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement designed to address fluctuations in currency values.

          "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "Depository" means, with respect to the Securities issued in the form of one or more Global Securities, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

          "Designated Senior Debt" means (i) Indebtedness under the Original Credit Agreement (and any guarantees thereof), and (ii) any other Indebtedness constituting Senior Debt which, at the time of determination, has an aggregate principal amount of at least $25,000,000 (or accreted value of at least such amount in the case of Indebtedness issued at a discount) and is specifically designated as "Designated Senior Debt" by the Company and, so long as the Original Credit Agreement is in effect, by the Representative under the Original Credit Agreement, and certified as such in an Officers' Certificate delivered to the Trustee.

          "Disqualified Capital Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Securities. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of the Company and (ii) any Preferred Stock of the Company, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Restricted Subsidiary or the Company is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Securities; provided, however, that
                                                         --------  -------
Preferred Stock of the Company or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of the Company or such Restricted Subsidiary, which provisions have substantially the same effect as the provisions of Section 4.14 shall not be deemed to be Disqualified Capital Stock solely by virtue of such provisions; and provided, further, that
                                                       --------  -------
the Senior Preferred Stock shall not be considered Disqualified Capital Stock.

          "Emerging Market Subsidiary" means (i) any Initial Emerging Market Subsidiary, (ii) any majority-owned Subsidiary of the Company the principal operations of which are not located in the United States, Canada, Western Europe or Japan that, at the time of determination, shall be an Emerging Market Subsidiary (as designated by the Board of Directors, as provided below) and
(iii) any majority-owned Subsidiary of an Emerging Market Subsidiary. The Board of Directors may designate (1) any Unrestricted Subsidiary of the Company to be an Emerging Market Subsidiary, and (2) any Restricted Subsidiary of the Company (including any newly acquired or newly formed Subsidiary at or prior to the time it is so formed or acquired) to be an Emerging Market Subsidiary if it meets the geographic test set forth above and (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) with respect to previously existing Restricted Subsidiaries, immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section
4.06 and (c) such Restricted Subsidiary does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any Restricted Subsidiary that is not a Subsidiary of the Restricted Subsidiary to be so designated. At the time that a previously existing Restricted Subsidiary of the Company is designated an Emerging Market Subsidiary, the Company shall be deemed to make an "Investment" in such Emerging Market Subsidiary in an amount equal to its Pro Rata Interest in the fair market value of the net assets of such Restricted Subsidiary. A Restricted Subsidiary of the Company shall not be considered to be a "previously existing Restricted Subsidiary" for purposes of this definition if such Restricted Subsidiary is designated to be an Emerging Market Subsidiary at or prior to the time of the formation of such Restricted Subsidiary or at or prior to the time such Restricted Subsidiary is acquired by the Company. The Board of Directors may designate any Emerging Market Subsidiary to be a Restricted Subsidiary, provided that (i) no Default or Event of Default is existing or will occur as a consequence thereof and (ii) either (x) immediately after giving effect to such designation, on a pro forma basis, the Company could incur at least $ 1.00 of additional

Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06 or (y) the Consolidated Fixed Charge Coverage Ratio of the Company immediately after giving effect to such designation, on a pro forma basis, exceeds the Consolidated Fixed Charge Coverage Ratio of the Company immediately prior (and without giving effect) to such designation. Each such designation shall be evidenced by the filing with the Trustee of a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "Equity Offering" means a sale by the Company of shares of its Qualified Capital Stock.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Debentures" means the 13 7/8% Subordinated Debentures due 2010 of the Company or the 13 7/8% Senior Debentures due 2010 of Holdings, as the case may be, issuable in exchange for the Senior Preferred Stock in accordance with the Certificate of Designation with respect to the Senior Preferred Stock and pursuant to the Exchange Indenture including additional Exchange Debentures issued as interest on outstanding Exchange Debentures pursuant to the Exchange Indenture.

          "Exchange Indenture" means the indenture dated as of June 24, 1998 between the Company, in the case of Exchange Debentures issued by the Company, or the indenture dated as of the issue date of the Exchange Debentures between Holdings, in the case of Exchange Debentures issued by Holdings, and, in either case, United States Trust Company of New York, as trustee, governing the Exchange Debentures.

          "Exchange Securities" has the meaning provided for Exchange Notes in the Registration Rights Agreement.

          "Foreign Credit Agreement" means one or more Credit Agreements among one or more Foreign Restricted Subsidiaries and the lenders party thereto.

          "Foreign Restricted Subsidiary" means a Restricted Subsidiary of the Company that is incorporated or otherwise organized in a jurisdiction other than the United States, any state thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Holdings" means a holding company of the Company which may be formed after the Issue Date.

          "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an
                               --------
obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness; provided, further, that the
                                                  --------  -------
amortization of original issue discount on Indebtedness issued with original issue discount or the accumulation of distributions on Disqualified Capital Stock shall not be deemed an incurrence of Indebtedness.

          "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding, without limitation, any balances that constitute accounts payable or trade payables and other accrued liabilities or accrued expenses arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included, (i) any Capitalized Lease Obligations, (ii) obligations secured by a Lien to which the property or assets owned or held by such Person are subject, whether or not the obligation or obligations secured thereby shall have been assumed (provided, however, that if such obligation or obligations
                   --------  -------
shall not have been assumed, the amount of such Indebtedness shall be deemed to be the lesser of the principal amount of the obligation or the fair market value of the pledged property or assets), other than a Permitted Lien securing an obligation that is not Indebtedness, (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor), (iv) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (v) Disqualified Capital Stock of the Company or any Restricted Subsidiary thereof and (vi) obligations of any such Person under any Interest Rate Agreement or Currency Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement or Currency Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP). The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that (i) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) Indebtedness shall not include any liability for federal, state, local or other taxes. Notwithstanding any other provision of the foregoing definition, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or contingent obligations arising out of customary indemnification agreements with respect to the sale of assets or securities shall not be deemed to be "Indebtedness" of the Company or any Restricted Subsidiaries for purposes of this definition. Furthermore, guarantees of (or obligations with respect to letters of credit supporting) Indebtedness otherwise included in the determination of such amount shall not also be included.

          "Indenture" means this Indenture as amended, restated or supplemented from time to time.

          "Initial Emerging Market Subsidiary" means each of (i) Chia Tai Samsonite (H.K.) Limited, (ii) Ningbo Chia Tai Samsonite Luggage Co. Ltd., (iii) Samsonite Argentina S.A., (iv) Samsonite Brasil Ltda., (v) Samsonite India Limited, (vi) Samsonite Korea Limited, (vii) Samsonite Mercosur Limited, (viii) Samsonite Mauritius Limited, and (ix) Samsonite Singapore Limited.

          "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

          "Interest Payment Date" means the stated maturity of any scheduled installment of interest on the Securities.

          "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

          "Invested Capital" in an Emerging Market Subsidiary means the sum (without duplication) of the aggregate net cash proceeds and non-cash consideration (other than services) received by such Emerging Market Subsidiary from (a) the issuance of any Qualified Capital Stock of such Emerging Market Subsidiary; (b) the issuance of Disqualified Capital Stock or Indebtedness securities of such Emerging Market Subsidiary to (and only so long as such securities are beneficially owned by) the Company, a Restricted Subsidiary of the Company or any other Person that beneficially owns 20% or more of the Qualified Capital Stock of such Emerging Market Subsidiary (a "Significant Partner"); provided, that proceeds from the issuance of Disqualified Capital
           --------
Stock and Indebtedness securities that are beneficially owned by a Significant Partner shall constitute Invested Capital only to the extent that the ratio of
(w) the Invested Capital under the preceding clause (a) attributable to Capital Stock beneficially owned by such Significant Partner to (x) the proceeds from the issuance of Disqualified Capital Stock and Indebtedness of such Emerging Market Subsidiary beneficially owned by such Significant Partner is not greater than the ratio of (y) the Invested Capital under the preceding clause (a) attributable to Capital Stock beneficially owned by the Company and its Restricted Subsidiaries, taken as a whole, to (z) the proceeds from the issuance of Disqualified Capital Stock and Indebtedness of such Emerging Market Subsidiary beneficially owned by the Company and its Restricted Subsidiaries, taken as a whole; and (c) the issuance of Disqualified Capital Stock or Indebtedness securities of such Emerging Market Subsidiary convertible into Qualified Capital Stock of such Emerging Market Subsidiary, in each case upon such conversion thereof into Qualified Capital Stock of such Emerging Market Subsidiary and that is not considered Invested Capital pursuant to clause (b) above. For purposes of this definition, the amount attributable to non-cash consideration shall be the fair value thereof determined in good faith by the Board of Directors of such Emerging Market Subsidiary.

          "Investment" by any Person in any other Person means, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stocks, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, such other Person or the making of any investment by such Person in any other Person. Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and repurchases or redemptions of the Securities, the Exchange Debentures issued by the Company or the Senior Preferred Stock by the Company or any other security or evidence of Indebtedness issued by the Company. Notwithstanding the foregoing, the following shall not be considered Investments by a Person in any other Person: (i) trade receivables and prepaid expenses, in each case arising in the ordinary course of business; provided, that such receivables and prepaid expenses would be recorded
          --------
as assets of such Person in accordance with GAAP, (ii) Investments received in connection with the bankruptcy or reorganization of suppliers and customers or in good faith bona fide settlement of delinquent ordinary course of business trade receivables of customers, (iii) endorsements for collection or deposit in the ordinary course of business by such Person of bank drafts and similar negotiable instruments of such other Person received as payment for ordinary course of business trade receivables, (iv) an Interest Rate Agreement or Currency Agreement with an unaffiliated Person provided that such agreements comply with the requirements of clause (iv) of the definition of Permitted Indebtedness, (v) Investments received as consideration for, or customary indemnities given in connection with, an Asset Sale in compliance with Section 4.09, and (vi) Investments for which the sole consideration provided is Qualified Capital Stock. The Company shall be deemed to make an "Investment" in an amount equal to its Pro Rata Interest in the fair market value of the net assets of any previously existing Restricted Subsidiary, at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary or an Emerging Market Subsidiary, as the case may be; and any property transferred, directly or indirectly (whether by merger or otherwise) to an Unrestricted Subsidiary or an Emerging Market Subsidiary, as the case may be, from the Company or a Restricted Subsidiary after the time of such designation shall be deemed an Investment valued at its fair market value at the time of such transfer. A Restricted Subsidiary of the Company shall not be considered to be a "previously existing Restricted Subsidiary" for purposes of this definition if such Restricted Subsidiary is designated to be an Emerging Market Subsidiary or an Unrestricted Subsidiary, as the case may be, at or prior to the time of the formation of such Restricted Subsidiary or at or prior to the time such Restricted

Subsidiary is acquired by the Company.

          "Issue Date" means the date of original issuance of the Securities.

          "Joint Venture Subsidiary" means a Restricted Subsidiary of the Company in which one or more Persons who have provided or are providing operating assets or services to such Restricted Subsidiary beneficially own not less than 50% of the Capital Stock of such Restricted Subsidiary not owned by the Company or a Restricted Subsidiary of the Company.

          "Lien" means any consensual lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "Maturity Date" means June 15, 2008.

          "Net Proceeds" means (a) in the case of any sale of Capital Stock by the Company, the aggregate net proceeds received by the Company, after payment of expenses, commissions and the like incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof, as determined in good faith by the Board of Directors, at the time of receipt) and (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Qualified Capital Stock of the Company, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to the Company upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by the Company in connection therewith).

          "Non-Payment Event of Default" means any event (other than a Payment Default) the occurrence of which entitles one or more Persons to accelerate the maturity of any Designated Senior Debt.

          "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

          "Obligations" means all obligations for principal, premium, interest (including post-petition interest whether or not such interest constitutes allowed or allowable claims against the relevant obligor, in any bankruptcy, reorganization or other insolvency proceeding, and, in the case of the Securities, any additional interest or liquidated damages from time to time payable pursuant to the Registration Rights Agreement), penalties, fees, costs, indemnifications, reimbursements, repurchase, redemption, retirement or defeasance obligations, damages and other liabilities and obligations payable under the documentation governing, or otherwise relating to, any Indebtedness.

          "Offer Period" shall have the meaning specified in Section 4.09(b).

          "Offering Memorandum" means the Offering Memorandum dated June 18, 1998 pursuant to which the Securities were offered.

          "Officer" means the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of the Company, or any other officer designated by the Board of Directors, as the case may be.

          "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, the Chief Financial Officer, the Controller or any Treasurer of such Person that shall comply with applicable provisions of this Indenture and is reasonably acceptable to the Trustee if being delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel which counsel is reasonably acceptable to the Trustee.

          "Original Credit Agreement" means the referenced Credit Agreement described in clause (i) of the definition of Credit Agreement dated on or as in effect on or about the Issue Date, as the same may be amended, modified, restated or supplemented from time to time, and any one replacement agreement or facility existing at any time provided to refund, refinance, replace or renew (including subsequent or successive refundings, refinancings, replacements and renewals) the Original Credit Agreement; such replacement agreement or facility to be designated by the Company and certified in an Officers' Certificate delivered to the Trustee.

          "Pari Passu Debt" means any Indebtedness (secured or unsecured) of the Company that ranks pari passu in right of payment with the Securities.

          "Payment Default" means any default, whether or not any requirement for the giving of notice, the lapse of time or both, or any other condition to such default becoming an event of default has occurred, in the payment of principal of (or premium, if any) or interest on or any other amount payable in connection with Designated Senior Debt.

          "Permitted Holders" means Apollo Advisors, L.P. and any Affiliate thereof.

          "Permitted Indebtedness" means, without duplication, each of the following:

          (i)  Indebtedness under the Securities and this Indenture;

          (ii) Indebtedness incurred pursuant to any Credit Agreements (and the guarantees thereof) in an aggregate principal amount at any time outstanding not to exceed $260,000,000;

          (iii) all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

          (iv) (a) Obligations under Interest Rate Agreements of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided, however, that such Interest Rate Agreements are entered into to
   --------  -------
   protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness otherwise permitted to be incurred hereunder and not for speculative purposes to the extent the notional principal amount of such Interest Rate Agreement does not exceed the principal amount of the Indebtedness to which such Interest Rate Agreement relates and (b) Indebtedness under Currency Agreements incurred by the Company in the ordinary course of business to the extent that such obligations have been entered into to protect against fluctuations in currency exchange rates and not for speculative purposes; provided, that in the case of Currency
                                 --------
   Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and the Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (v) Indebtedness of a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is owned by the Company or a Restricted Subsidiary of the Company, in each case with no Lien securing such Indebtedness held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a
   --------
   Restricted Subsidiary of the Company owns any such Indebtedness or holds a Lien securing any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause
   (v);

          (vi) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is owned by a Restricted Subsidiary of the Company, in each case with no Lien securing such Indebtedness; provided that (a) any Indebtedness of the Company to any Restricted
   --------
   Subsidiary of the Company is subordinated, pursuant to a written agreement, to the Company's Obligations under this Indenture and the Securities at least to the same extent that the Securities are subordinated to Senior Debt, and
   (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns any such Indebtedness or any Person holds a Lien securing any such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (vi);

          (vii) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business, the principal amount of which Indebtedness and Capitalized Lease Obligations does not in the aggregate at any time exceed $15,000,000;

          (viii) Acquired Indebtedness of any Restricted Subsidiaries, provided that such

   Indebtedness was not incurred by a Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company and provided further that after giving effect to such incurrence or assumption of such Acquired Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, taken as whole, and the Restricted Subsidiary making such acquisition independently, are at least equal to 2:00:1 as calculated in accordance with
   Section 4.06;

          (ix)  Refinancing Indebtedness;

          (x) Indebtedness solely in respect of performance bonds, surety agreements, documentary letters of credit used for payment of goods consistent with past practice, or other guarantees of performance (in each case other than an obligation for the payment of borrowed money) incurred in the ordinary course of business;

          (xi) additional Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount not to exceed $50,000,000 at any one time outstanding; and

          (xii) Indebtedness incurred pursuant to any Foreign Credit Agreements in an aggregate principal amount at any time outstanding not to exceed $35,000,000 (and any guarantees thereof).

          "Permitted Investments" means, for any Person, Investments made on or after the Issue Date consisting of:

          (i) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Restricted Subsidiary thereof;

          (ii)  Cash Equivalents;

          (iii) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person (or in all or substantially all of the business or assets of a Person) if as a result of such Investment (a) such Person becomes a Restricted Subsidiary of the Company, (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary thereof or (c) such business or assets are owned by the Company or a Restricted Subsidiary;

          (iv) Investments in Emerging Market Subsidiaries in the aggregate amount after the Issue Date not to exceed $50,000,000;

          (v) reasonable and customary loans made to employees not to exceed $500,000 to any employee, and not to exceed $5,000,000 in the aggregate at any one time outstanding;

          (vi) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or a Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.09;

          (vii) accounts receivable of the Company and its Restricted Subsidiaries generated in the ordinary course of business;

          (viii) Investments deemed to have been made as a result of the acquisition of a Person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such Person; and

          (ix) additional Investments of the Company and its Restricted Subsidiaries from time to time of an amount not to exceed $10,000,000.

          Notwithstanding the foregoing, amounts available for Investments under clauses (iv) and (ix) shall be increased by the aggregate amount of Returned Investments received by the Company on or before the date of such Investment.

          "Permitted Liens" means (a) Liens imposed by governmental authorities for taxes, assessments or other charges that are either (i) not yet subject to penalty or (ii) being contested in good faith and by appropriate proceedings, if reserves with respect thereto are maintained on the applicable books of the Company and its Subsidiaries in accordance with GAAP; (b) statutory Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business; provided, that (i) the underlying obligations are not overdue for a period of
--------
more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and reserves with respect to such underlying obligations are maintained on the applicable books of the Company and its Subsidiaries in accordance with GAAP; (c) Liens securing the performance of bids, trade contracts (other than borrowed money), leases not constituting Capitalized Lease Obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (d) easements, rights-of-way, zoning and other similar restrictions, encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (e) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (f) pledges or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance and other types of social security legislation; (g) Liens on the property or assets of a Person existing at the time such Person or such property or assets are acquired by the Company or any of its Subsidiaries; provided, that such liens were incurred prior to and not in contemplation of
--------
such acquisition; (h) Liens in favor of
the Trustee arising under this Indenture; (i) Liens securing Indebtedness incurred in accordance with clauses (ii), (iii), (iv), (v), (vii), (viii), (ix),
(x), (xi) or (xii) of the definition of Permitted Indebtedness or in accordance with Section 4.06; (j) Liens in favor of the Pension Benefit Guaranty Corporation with respect to collateral also securing Obligations under any Credit Agreement, and (k) Liens existing on the Issue Date.

          "Person" means an individual, partnership, corporation, unincorporated organization, joint stock company, limited liability company, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Plan" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Restricted Subsidiary of the Company, or any successor plan thereof, and "Plans" shall have a correlative meaning.

          "Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemption or upon liquidation.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth on Exhibit A hereto.
                                    ---------

          "Pro Rata Interest" of any Person in any other Person means a fraction, the numerator of which is the amount of the equity or other ownership interest in such other Person that are beneficially owned by such Person and its Restricted Subsidiaries, and the denominator of which is the aggregate amount of all equity or other ownership interests in such other Person that are outstanding (for this purpose, equity or other ownership interests subject to presently exercisable options, warrants or other rights to acquire such interests shall be deemed to be outstanding and shall be included in both the numerator and denominator). The Pro Rata Interest of any Person in any item of income or expense or in the fair market value of the assets or liabilities of any other Person means the amount obtained by multiplying (i) the amount of such income or expense or the fair market value of the relevant asset or liability, as the case may be, of such other Person by (ii) the Pro Rata Interest of such Person in such other Person.

          "Purchase Money Indebtedness" of any Person means any Indebtedness incurred or assumed by a Person to finance the cost (including the cost of construction) of an item of real or personal property or on the improvement of such property, the principal amount of which Indebtedness does not exceed the sum (i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith and provided that such Indebtedness is incurred or assumed within 90 days of the acquisition of, or improvement to, such property.

          "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital

Stock.

          "Qualified Institutional Buyer" or "QIB" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

          "Recapitalization" means the transactions described as such in the Offering Memorandum.

          "Redeemable Dividend" means, for any dividend or distribution with regard to Disqualified Capital Stock or Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory United States federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Disqualified Capital Stock or Preferred Stock, as the case may be.

          "Redemption Date" when used with respect to any Security to be redeemed means the date fixed for such redemption pursuant to this Indenture.

          "Reference Period" with regard to any Person means the four full fiscal quarters of such Person ended on or immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or this Indenture; provided, that if the Transaction Date in question is more than 90 days after the end of such Person's most recently completed fiscal year or more than 45 days after the end of such Person's most recently completed fiscal quarter (other than the fourth fiscal quarter), then "Reference Period" shall mean the four full fiscal quarters ended on the last day of such fiscal year or fiscal quarter, as the case may be, unless financial information for a later period of four full fiscal quarters is available.

          "Refinancing Indebtedness" means an extension, renewal, replacement, refinancing or refunding of any Indebtedness which is Permitted Indebtedness or is otherwise incurred in accordance with Section 4.06 (such Indebtedness is collectively referred to as "Refinancing Indebtedness"); provided, that (1) the
                                                         --------
maximum principal amount of the relevant Refinancing Indebtedness (or, if such Refinancing Indebtedness (if not a revolving credit or similar arrangement) does not require cash payments prior to maturity or is otherwise issued at a discount, the original issue price of such Refinancing Indebtedness) may not exceed (x) the maximum principal amount of the relevant Indebtedness or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded, plus unpaid interest, prepayment penalties, redemption premiums, fees, expenses and other amounts owing with respect thereto, plus reasonable financing fees and other reasonable out-of-pocket expenses incurred in connection therewith (collectively, "Refinancing Costs"), or (y) if such Indebtedness or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded was issued at an original issue discount, the original issue price, plus amortization of the original issue discount at the time of the incurrence of the Refinancing Indebtedness plus Refinancing Costs, (2) if Pari Passu Debt or Disqualified Capital Stock, such Refinancing Indebtedness has a Weighted Average Life to Maturity and a final maturity that is equal to or greater than the Pari Passu Debt or Disqualified Capital Stock being extended, renewed, replaced, refinanced or refunded at the time of such extension, renewal, replacement, refinancing or refunding, (3) with respect to Indebtedness or Disqualified Capital Stock of the Company or any Restricted Subsidiaries, the relevant Refinancing Indebtedness shall rank in right of payment with respect to the Securities to an extent no less favorable in respect thereof to the holders of Securities than the Indebtedness or Disqualified Capital Stock being refinanced, extended, renewed, replaced or refunded and (4) Refinancing Indebtedness incurred by a Restricted Subsidiary of the Company shall only be used to refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary or any other Restricted Subsidiary of the Company.

          "Registration Rights Agreement" means the Registration Rights Agreement dated as of June 24, 1998 among the Company and CIBC Oppenheimer Corp., BancAmerica Robertson Stephens, BancBoston Securities Inc. and Goldman, Sachs & Co., as Initial Purchasers, relating to the Securities.

          "Regulation S" means Regulation S promulgated under the Securities
Act.

          "Related Business" means (i) any line or lines of business or business activity conducted by the Company, its Subsidiaries and Emerging Market Subsidiaries on the Issue Date, including, without limitation, the licensing of brand names, (ii) any line or lines of business or business activity reasonably related thereto, and (iii) the manufacture, distribution, marketing, leasing and/or sale of consumer travel and luggage products.

          "Representative" means the representative appointed by the holders of the applicable Designated Senior Debt.

          "Restricted Payment" means (i) the declaration or payment of any dividend or the making of any other distribution (other than dividends or distributions payable in Qualified Capital Stock) on shares of the Company's Capital Stock, (ii) the purchase, redemption, retirement or other acquisition for value of any Capital Stock of the Company, or any warrants, rights or options to acquire shares of Capital Stock of the Company, other than the exchange of shares of Senior Preferred Stock for the Exchange Debentures or other than through the exchange of such Capital Stock or any warrants, rights or options to acquire shares of any class of such Capital Stock for Qualified Capital Stock or warrants, rights or options to acquire Qualified Capital Stock,
(iii) the making of any principal payment on, or the purchase, defeasance, redemption, prepayment, decrease or other acquisition or retirement for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, of, any Subordinated Debt of the Company or its Subsidiaries, (iv) the making of any Investment (other than a Permitted Investment) (provided that the amount of any Investment for purposes of this clause (iv) shall be calculated by subtracting the amount of any applicable Returned Investments, if any, on any such Investment), (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary on the basis of the fair market value of such Subsidiary utilizing standard valuation methodologies and approved by the Board of Directors or (vi) forgiveness of any Indebtedness of an Affiliate of the

Company to the Company or a Restricted Subsidiary; provided, however, that the
                                                   --------  -------
term "Restricted Payment" does not include (a) any defeasance, redemption, repurchase or other acquisition or retirement for value, in whole or in part, of Indebtedness of the Company or the Senior Preferred Stock payable solely in shares of Qualified Capital Stock or Subordinated Debt or (b) the repayment or retirement of Subordinated Debt with the proceeds of Refinancing Indebtedness incurred in accordance with clause (ix) of the definition of Permitted Indebtedness. For purposes of determining the amount available to make Restricted Payments pursuant to clause (a)(iii) of Section 4.08, the amount of any Restricted Payments made pursuant to clauses (iv) or (v) above shall be calculated after giving effect to any Returned Investments.

          "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be
                                      --------
entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

          "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company (other than the Initial Emerging Market Subsidiaries) existing as of the Issue Date, subject, however, to clause (v) of Section 4.17 providing for Emerging Market Subsidiaries to constitute Restricted Subsidiaries but only to the extent provided therein. The Board of Directors of the Company may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.06; provided that the Company may not designate any Emerging Market Subsidiary to
--------
become a Restricted Subsidiary unless such designation complies with the requirements set forth in the definition of "Emerging Market Subsidiary" relating thereto.

          "Returned Investments" mean, with respect to all Investments made in Emerging Market Subsidiaries or Unrestricted Subsidiaries pursuant to clause
(iv) or (ix), respectively, of the definition of "Permitted Investments" or pursuant to clauses (iv) or (v) of the definition of "Restricted Payment," the aggregate amount of (i) all payments made in respect of such Investments, other than interest, dividends or other distributions not in the nature of a return or repurchase of capital or a repayment of principal, that have been paid or returned, without restriction, in cash to the Company and its Restricted Subsidiaries and (ii) the Pro Rata Interest of the Company and its Restricted Subsidiaries in the fair market value of the net assets of all Emerging Market Subsidiaries or Unrestricted Subsidiaries, as the case may be, that have been designated a Restricted Subsidiary of the Company after the Issue Date, such fair market value to be determined as of the date of such designation; provided,
                                                                       --------
that amounts under the foregoing clause (ii) with respect to each such Emerging Market Subsidiary or Unrestricted Subsidiary, as the case may be, shall not constitute Returned Investments to the extent that such amount exceeds the total amount of Investments by the Company and its Restricted Subsidiaries in such Emerging Market Subsidiary or Unrestricted Subsidiary, as the case may be. Notwithstanding the foregoing, Returned Investments shall be credited to the amounts available for Investments pursuant to clauses (iv) or (ix) of the definition of "Permitted Investments" or Investments made pursuant to the provisions of clauses (iv) or (v) of the definition of "Restricted Payment," as the case may be, only to the extent that such Returned Investments are in respect of Investments made pursuant to each such clause or provision.

          "Rule 144A" means Rule 144A promulgated under the Securities Act.

          "S&P" means Standard & Poor's Corporation and its successors.

          "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

          "Securities" means the Company's 10 3/4% Senior Subordinated Notes due 2008, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Senior Debt" means, the principal of, premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding, whether or not such interest constitutes an allowed or allowable claim in such proceeding) on, and any and all other fees, expense reimbursement obligations, obligations in respect of letters of credit, bankers' acceptances and similar transactions, indemnities and other amounts owing pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with (a) all Indebtedness and Obligations of the Company and its Subsidiaries owed under each Credit Agreement (and any guarantees thereof), (b) all obligations of the Company with respect to any Interest Rate Agreement or Currency Agreement to the extent incurred pursuant to clause (iv) of the definition of Permitted Indebtedness, (c) all obligations of the Company to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,
(d) all other Indebtedness of the Company which does not provide that it is to rank pari passu with or subordinate to the Securities and (e) all deferrals,
     ----------
renewals, extensions, replacements, refinancings and refundings of, and amendments, modifications and supplements to, any of the Senior Debt described above. Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include (i) Indebtedness of the Company to any of its Subsidiaries,
(ii) Indebtedness represented by the Securities, (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Debt, (iv) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business or (v) Indebtedness incurred in violation of this Indenture.

          "Senior Preferred Stock" means the 13 7/8% Senior Redeemable Exchangeable Preferred Stock, liquidation preference $1,000 per share of the Company.

          "Significant Restricted Subsidiary" of the Company means any Restricted Subsidiary of the Company which satisfies the requirements for being a "significant subsidiary" as defined in Regulation S-X under the Securities Act and the Exchange Act.

          "Subordinated Debt" means Indebtedness of the Company or any Subsidiary that is subordinated in right of payment by its express terms, or by the express terms of any related document, to the Securities.

          "Subsidiary", with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.03 hereof).

          "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer trust accounts.

          "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

          "Unrestricted Subsidiary" means (a) any Emerging Market Subsidiary,
(b) any Subsidiary of an Unrestricted Subsidiary or an Emerging Market Subsidiary and (c) any Subsidiary of the Company which is classified after the Issue Date as an Unrestricted Subsidiary or an Emerging Market Subsidiary by a resolution adopted by the Board of Directors of the Company; provided that a
                                                             --------
Subsidiary organized or acquired after the Issue Date may be so classified as an Unrestricted Subsidiary only if such classification is in compliance with
Section 4.08 and; provided, further, that a Subsidiary may not be classified as
                  --------  -------
an Emerging Market Subsidiary unless such classification would be in compliance with Section 4.17 and the provisions of the definition of "Emerging Market Subsidiary." The Trustee shall be given prompt notice by the Company of each resolution adopted by the Board of Directors of the Company under this provision, together with a copy of each such resolution so adopted.

          "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S.

Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such
                         --------
custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

          "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "Wholly-Owned Subsidiary" means any Restricted Subsidiary all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

 Section 1.02. Other Definitions.
               -----------------

          The definitions of the following terms may be found in the sections indicated as follows:

                   Term                    Defined in Section
                   ----                    ------------------
     "Acceleration Notice"                               6.02
     "Affiliate Transaction"                             4.10
     "Bankruptcy Law"                                    6.01
     "Bankruptcy Proceeding"                            10.02
     "Business Day"                                     11.08
     "Change of Control Offer"                           4.14
     "Change of Control Payment Date"                    4.14
     "Change of Control Purchase Price"                  4.14
     "Covenant Defeasance"                               9.03
     "Custodian"                                         6.01
     "Event of Default"                                  6.01
     "Excess Proceeds Offer"                             4.09
     "Global Securities"                                 2.01
     "Initial Blockage Period"                          10.03
     "Legal Defeasance"                                  9.02
     "Legal Holiday"                                    11.08
     "Offer Period"                                      4.09
     "Offshore Physical Securities"                      2.01

     "Paying Agent"                                      2.03
     "Payment Blockage Period"                          10.03
     "Payment Restriction"                               4.18
     "Physical Securities"                               2.01
     "Purchase Date"                                     4.09
     "Registrar"                                         2.03
     "Reinvestment Date"                                 4.09
     "Required Filing Dates"                             4.02
     "U.S. Physical Securities"                          2.01

Section 1.03. Incorporation by Reference of Trust Indenture Act.
              -------------------------------------------------

          Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture securityholder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor on the indenture securities" means the Company or any other obligor on the Securities.

          All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

 Section 1.04. Rules of Construction.
               ---------------------

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)  "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) words used herein implying any gender shall apply to every gender.

                                   ARTICLE 2

                                THE SECURITIES

 Section 2.01. Dating; Incorporation of Form in Indenture.
               ------------------------------------------

          The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Securities. The Company shall approve the form of the Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby; provided that, if any provision of any Security limits, qualifies, or conflicts with the provisions of this Indenture, the provisions of this Indenture shall govern.

          The Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Securities in registered form, substantially in the form set forth in Exhibit A ("Global Securities"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter pro vided and shall bear the legend set forth on Exhibit B. The aggregate principal amount of any Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Securities offered and sold in offshore transactions in reliance on Regulation S may be issued in the form of certificated Securities in registered form set forth in Exhibit A (the "Offshore Physical Securities"). Securities offered and sold in reliance on any other exemption from registration under the Securities Act other than as described in the preceding paragraph shall be issued, and Securities offered and sold in reliance on Rule 144A may be issued, in the form of certificated Securities in registered form in substantially the form set forth in Exhibit A (the "U.S.

Physical Securities"). The Offshore Physical Securities and the U.S. Physical Securities are sometimes collectively herein referred to as the "Physical Securities."

 Section 2.02. Execution and Authentication.
               ----------------------------

          The Securities shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signature may be either manual or facsimile.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee manually signs the certificate of authentication on the Security. Such signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall authenticate Securities for original issue in the aggregate principal amount of up to $350,000,000 upon a Company Request. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

          Upon receipt of the Company Request, the Trustee shall authenticate an additional series of Securities in an aggregate principal amount not to exceed $350,000,000 for issuance in exchange for all Securities previously issued pursuant to an exchange offer registered under the Securities Act (a "Registered Exchange") or pursuant to a Private Exchange (as defined in the Registration Rights Agreement). Exchange Securities may have such distinctive series des-ignation and "CUSIP" numbers as and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence. Exchange Securities issued pursuant to a Registered Exchange shall not bear the Private Placement Legend.

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

          The Securities shall be issuable in fully registered form only, without coupons, in denominations of $1,000 and any integral multiple thereof.

 Section 2.03. Registrar and Paying Agent.
               --------------------------

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Securities may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Securityholder.

          The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

 Section 2.04. Paying Agent To Hold Assets in Trust.
               ------------------------------------

          On or before each due date of the principal of and interest on any Securities, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee, and the Trustee may at any time during the continuance of any Payment Default or Non-Payment Event of Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for such money.

 Section 2.05. Securityholder Lists.
               --------------------

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each June 1 and December 1 in each year, and at such other times as the Trustee may request in writing, a list as of the applicable Record Date and in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

 Section 2.06. Transfer and Exchange.
               ---------------------

          When a Security is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other authorized denominations, the Registrar shall make the exchange as requested provided that every Security presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the Holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Security for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09, 3.06 or 8.05 hereof. The Trustee shall not be required to register transfers of Securities or to exchange Securities for a period of 15 days before selection of any Securities to be redeemed. The Trustee shall not be required to exchange or register transfers of any Securities called or being called for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

 Section 2.07. Replacement Securities.
               ----------------------

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security presents evidence to the satisfaction of the Company and the Trustee that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond shall be required that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Security and the ownership thereof. The Company and the Trustee may charge for its expenses in replacing a Security. Every replacement Security is an additional obligation of the Company.

 Section 2.08. Outstanding Securities.
               ----------------------

          Securities outstanding at any time are all Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Security is held by a bona fide purchaser.

          If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

          Subject to Section 11.06, a Security does not cease to be outstanding solely because the Company or an Affiliate holds the Security.

Section 2.09. Temporary Securities.
              --------------------

          Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall, upon receipt of a Company Request, authenticate temporary Securities. Temporary Securities shall be substantially in the form, and shall carry all rights, of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities presented to it.

 Section 2.10. Cancellation.
               ------------

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Company, may destroy or return to the Company in accordance with its normal practice, all Securities surrendered for transfer, exchange, payment or cancellation and if such Securities are destroyed, deliver a certificate of destruction to the Company unless the Company instructs the Trustee in writing to deliver the Securities to the Company. Subject to Section 2.07 hereof, the Company may not issue new Securities to replace Securities in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

 Section 2.11. Defaulted Interest.
               ------------------

          If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Securityholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Securityholder at his address as it appears on the Securities register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

 Section 2.12. Deposit of Moneys.
               -----------------

          Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or

Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

 Section 2.13. CUSIP Number.
               ------------

          The Company in issuing the Securities may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state
                                      --------
that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly inform the Trustee of any change in the CUSIP number(s).

 Section 2.14. Book-Entry Provisions for Global Securities.
               -------------------------------------------

          (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

               Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

          (b) Transfers of Global Securities shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Securities may be transferred or exchanged for Physical Securities in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Securities if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for any Global Security and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Securities.

          (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Security to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Securities are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interest in the Global Security to be transferred, and the Company shall execute, and the

Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

          (d) In connection with the transfer of Global Securities as an entirety to beneficial owners pursuant to paragraph (b), the Global Securities shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Securities, an equal aggregate principal amount of Physical Securities of authorized denominations.

          (e) Any Physical Security constituting a Restricted Security delivered in exchange for an interest in a Global Security pursuant to paragraph
(b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and
(c) of Section 2.15, bear the Private Placement Legend.

          (f) The Holder of any Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

 Section 2.15. Special Transfer Provisions.
               ---------------------------

          (a)  Transfers to Non-QIB Institutional Accredited Investors and Non-
               ---------------------------------------------------------------
U.S. Persons. The following provisions shall apply with respect to the
------------
registration of any proposed transfer of a Security constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

               (i) the Registrar shall register the transfer of any Security constituting a Restricted Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is subsequent to a date which is two years after the later of the Issue Date and the last date on which the Company or any of its Affiliates was the owner of such Security or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

               (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Security, upon receipt by the Registrar of
   (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures,

whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Securities) a decrease in the principal amount of a Global Security in an amount equal to the principal amount of the beneficial interest in a Global

Security to be transferred, and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Securities of like tenor and amount.

     (b)  Transfers to QIBs. The following provisions shall apply with respect
          -----------------
to the registration of any proposed transfer of a Security constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Security stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Securities to be transferred consist of Physical Securities which after transfer are to be evidenced by an interest in the Global Security, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security in an amount equal to the principal amount of the Physical Securities to be transferred, and the Trustee shall cancel the Physical Securities so transferred.

     (c)  Private Placement Legend. Upon the transfer, exchange or replacement
          ------------------------
of Securities not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph
(a)(i)(x) of this Section 2.15 exist, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Security has been sold pursuant to an effective registration statement under the Securities Act.

     (d)  General.  By its acceptance of any Security bearing the Private
          -------
Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

               The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section
2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

                                   ARTICLE 3

                                  REDEMPTION

Section 3.01.  Notices to Trustee.
               -------------------

               If the Company elects to redeem Securities pursuant to Section 3.07, (i) at least 60 days prior to the Redemption Date in the case of a partial redemption, (ii) at least 45 days prior to the Redemption Date in the case of a total redemption or (iii) during such other period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the redemption price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section 3.07 hereof, as appropriate.

Section 3.02.  Selection by Trustee of Securities To Be Redeemed.
               -------------------------------------------------

          In the event that fewer than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed, if the Securities are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Securities are not so listed, on either a pro rata basis or
                                                              --- ----
by lot, or such other method as it shall deem fair and equitable; provided,
                                                                  --------
however, that a redemption pursuant to Section 3.07(b) shall be made by the
-------
Trustee on a pro rata basis, unless such method is prohibited. The Trustee shall promptly notify the Company of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03.  Notice of Redemption.
               --------------------

          At least 30 days, and no more than 60 days, before a Redemption Date, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.03 hereof.

          The notice shall identify the Securities to be redeemed (including the CUSIP number(s) thereof) and shall state:

          (1)  the Redemption Date;

          (2)  the redemption price;

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date and upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (4)  the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (6) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date;

          (7) the paragraph of the Securities pursuant to which the Securities are being redeemed; and

          (8) the aggregate principal amount of Securities that are being redeemed.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's sole expense.

Section 3.04.  Effect of Notice of Redemption.
               ------------------------------

               Once the notice of redemption described in Section 3.03 is mailed, Securities called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date, provided that if the Redemption
                                              --------
Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date, and provided,
                                                                    --------
further, that if a Redemption Date is a Legal Holiday, payment shall be made on
-------
the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

Section 3.05.  Deposit of Redemption Price.
               ---------------------------

          On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          On and after any Redemption Date, if money sufficient to pay the redemption price of and accrued interest on Securities called for redemption shall have been made available in accordance with the preceding paragraph, the Securities called for redemption will cease to accrue interest and the only right of the Holders of such Securities will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Securities to the Redemption Date. If any Security called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Security and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Securities.

Section 3.06.  Securities Redeemed in Part.
               ---------------------------

          Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for a Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07.  Optional Redemption.
               -------------------

          (a) The Company may redeem the Securities, in whole or in part, at any time on or after June 15, 2003 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the Redemption Date, if redeemed during the twelve-month period beginning on June 15 of each year listed below:

          Year                          Percentage
          ----                          ----------
          2003......................    105.3750%
          2004......................    103.5833%
          2005......................    101.7917%
          2006 and thereafter.......    100.0000%


          (b) Notwithstanding the foregoing, the Company may redeem in the aggregate up to 40% of the original principal amount of Securities at any time and from time to time on or prior to June 15, 2001 at a redemption price equal to 110.75% of the aggregate principal amount so redeemed, plus accrued and unpaid interest to the Redemption Date with the Net Proceeds of one or more Equity Offerings; provided that after any such redemption at least $210,000,000
                  --------
aggregate principal amount of Securities remain outstanding immediately after the occurrence of any such redemption pursuant to an Equity Offering and that any such redemption occurs on or prior to 90 days after the receipt by the Company of the proceeds of each such Equity Offering.

                                   ARTICLE 4

                                   COVENANTS

Section 4.01.  Payment of Securities.
               ---------------------

          The Company shall pay the principal of and interest (including all Additional Interest (as defined in the Registration Rights Agreement) as provided in the Registration Rights Agreement) on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay the installment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed (but not to exceed 30 days). The Company shall deliver written notice to the Trustee of any Additional Interest owed.

     The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Securities.

Section 4.02.  SEC Reports.
               -----------

          (a) The Company will file with the SEC all information, documents and reports to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act and will provide the Trustee and the Securityholders with copies of all such information, documents and reports within 15 days of filing thereof with the SEC; provided that if the Company is not required to file such information,
     --------
documents or reports with the SEC, it will nonetheless continue to furnish such information, documents and reports to the Trustee and the Securityholders within 15 days of the date on which filing with the SEC would have been required. The Company shall also comply with the provisions of TIA (S) 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

          (b) The Company will, upon request, provide to any Holder of Securities or any prospective transferee of any such Holder any information concerning the Company (including financial statements) necessary in order to permit such Holder to sell or transfer Securities in compliance with Rule 144 and Rule 144A under the Securities Act.

Section 4.03.  Waiver of Stay, Extension or Usury Laws.
               ---------------------------------------

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.  Compliance Certificate.
               ----------------------

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers' Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) stating that a review of the activities of the Company and its Subsidiaries during such fiscal year or fiscal quarter, as the case may be, has been made under the supervision of the signing Officers with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Securities is prohibited or if such event has occurred, a description of the event and what action each is taking or proposes to take with respect thereto.

          (b) The Company will, so long as any of the Securities are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.  Taxes.
               -----

          The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.06.  Limitation on Incurrence of Additional Indebtedness.
               ---------------------------------------------------

          The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness. Notwithstanding the foregoing limitations, the Company and its Restricted Subsidiaries may incur Indebtedness if (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four full fiscal quarters of the Company for which financial information is available at the date of determination) is at least equal to 2:00:1; but no Restricted Subsidiary may incur Indebtedness which is not
        ---
Permitted Indebtedness unless its Consolidated Fixed Charge Coverage Ratio is at least equal to 3:00:1; provided, however, that if the Indebtedness which is the
                       --------  -------
subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the four quarter period) to both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or such Restricted Subsidiary and the inclusion in the Company's or such Restricted Subsidiary's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets; and provided, further, that in the event
                                          --------  -------
that the Consolidated EBITDA of the acquired Person, business, property or assets reflects an operating loss, no amounts shall be deducted from the Company's or such Restricted Subsidiary's Consolidated EBITDA in making the determinations described above and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

Section 4.07.  Limitation on Preferred Stock of Restricted Subsidiaries.
               --------------------------------------------------------

          The Company will not permit any Restricted Subsidiary to issue any Preferred Stock (except to the Company or to a Restricted Subsidiary) or permit any Person (other than the Company or a Restricted Subsidiary) to hold any such Preferred Stock unless the Company or such Restricted Subsidiary would be entitled to incur or assume Indebtedness in compliance with Section 4.06 in an aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.08.  Limitation on Restricted Payments.
               ---------------------------------

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment and immediately after giving effect thereto:

          (i) any Default or Event of Default shall have occurred and be continuing; or

          (ii) the Company could not incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.06; or

          (iii) the aggregate amount of Restricted Payments declared or made after the Issue Date (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined by the Board of Directors of the Company in good faith) exceeds the sum of (A) 50% of the Company's Consolidated Net Income for the period (taken as one accounting period) commencing with the first full fiscal quarter of the Company which commenced after the Issue Date to and including the fiscal quarter of the Company ended immediately prior to the date of each calculation (or in the event Consolidated Net Income is a deficit minus 100% of such deficit), plus (B) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by the Company from the issue or sale, after the Issue Date, of Qualified Capital Stock (other than Capital Stock of the Company issued to any Restricted Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Qualified Capital Stock of the Company which have been so converted or exercised or exchanged, as the case may be, plus (C) $10,000,000, provided, that the amount of Restricted Payments permitted by this clause (C) shall not be reduced by any negative amounts that occur under clause (A) above.

          (b) Notwithstanding the foregoing, if no other Default or Event of Default shall have occurred and be continuing or shall occur as a consequence thereof, the provisions set forth in the immediately preceding paragraph will not prohibit (A) payments with respect to the purchase or redemption of Capital Stock or Subordinated Debt of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or an Emerging Market Subsidiary) of, Qualified Capital Stock; (B) payments in respect of any redemption, repurchase, acquisitions, cancellation or other retirement for value of shares of Capital Stock of the Company or options, stock appreciation or similar rights, in each case held by officers, directors or employees of the Company or any of its Subsidiaries (or former officers, directors or employees) (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment of any such Person pursuant to the terms of any employee benefit plan or any other agreement under which shares of Capital Stock or stock appreciation or similar rights were issued or acquired, and the purchase of shares of Capital Stock by the Company or any Restricted Subsidiary for the purpose of contributing such shares to any employee benefit plan

(provided, that all such payments and purchases referred to in this clause (B)
 --------
may not exceed $2,000,000 in any 12 month period after the Issue Date); (C) the payment of cash dividends on the Senior Preferred Stock after June 15, 2003; (D) the payment of any dividend within 60 days after the date of its declaration if such dividend could have been paid on the date of its declaration in compliance with the foregoing provisions; (E) any purchase or defeasance of Subordinated Debt upon a Change of Control or an Asset Sale to the extent required by this Indenture or other agreement or instrument pursuant to which such Subordinated Debt was issued, but only if the Company (i) in the case of a Change of Control, has complied with its obligations under Section 4.14 or (ii) in the case of an Asset Sale, has applied the Asset Sale Proceeds from such Asset Sale in accordance with Section 4.09; (F) the consummation of a cash tender offer by the Company for shares of Capital Stock of the Company in an aggregate amount not exceeding $430,000,000 in connection with the Recapitalization; or

(G) cash payments (and/or issuance or delivery of any note, instrument, agreement or other obligation providing for future cash payments) resulting from antidilution or other adjustments made in connection with the Recapitalization to options to purchase Capital Stock or restricted or unvested Capital Stock held by employees, directors or former employees or directors of the Company or any of its Subsidiaries, to the extent that such adjustments and cash payments are approved by the Board of Directors. Each Restricted Payment made or paid in accordance with this paragraph (b) except those made pursuant to clause (F) or clause (G) shall be counted (without duplication) for purposes of computing amounts utilized for Restricted Payments pursuant to clause (a)(iii) of the immediately preceding paragraph. No payments made or paid pursuant to clause
(C) or (D) of this paragraph shall be counted for purposes of computing amounts utilized for Restricted Payments pursuant to clause (a)(iii) of the immediately preceding paragraph to the extent such amount was already counted for such purposes.

Section 4.09.  Limitation on Certain Asset Sales.
               ---------------------------------

               (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, consummate an Asset Sale or series of related Asset Sales unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at least equal to the fair market value thereof on the date the Company or Restricted Subsidiary (as applicable) entered into the agreement to consummate such Asset Sale (as determined in good faith by the Company's Board of Directors, and evidenced by a Board Resolution of such Board of Directors); (ii) not less than 75% of the consideration received by the Company or its Restricted Subsidiaries, as the case may be, is in the form of cash or Cash Equivalents other than in the case where the Company is exchanging all or substantially all of the assets or one or more properties operated by the Company (including by way of the transfer of capital stock) for all or substantially all of the assets (including by way of the transfer of capital stock) constituting one or more properties operated by another Person, provided that at least 75% of the consideration received by the Company (50% with respect to Emerging Market Subsidiaries) in such exchange, other than the properties, is in the form of cash or Cash Equivalents; and (iii) the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied (a) first, to the extent the Company elects, or is required, to prepay, repay, reduce credit commitments, or purchase or cash collateralize Indebtedness under any then existing Senior Debt of the Company or any Restricted Subsidiary within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company elects, to make an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of the Company or Restricted Subsidiary as conducted at the time of such Asset Sale, provided that such Investment occurs or the Company or a Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 270th day following receipt of such Asset Sale Proceeds (the "Reinvestment Date") and Asset Sales Proceeds contractually committed are so applied within 360 days following the receipt of such Asset Sale Proceeds; and (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available

Asset Sale Proceeds exceed $10,000,000, the Company shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the Securities, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer").

          (b) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the Reinvestment Date, a notice to the registered holders stating, among other things: (1) that such holders have the right to require the Company to apply the Available Asset Sale Proceeds to repurchase such Securities at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Company, that each holder must follow in order to have such Securities repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Securities. The Excess Proceeds Offer shall remain open for a period of 20 Business Days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall also state:

          (1)  that the Excess Proceeds Offer is being made pursuant to this
     Section 4.09 and the length of time the Excess Proceeds Offer will remain open;

          (2)  the purchase price and the Purchase Date;

          (3) that any Security not tendered or accepted for payment will continue to accrue interest;

          (4) that any Security accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue interest on and after the Purchase Date;

          (5) that Holders electing to have a Security purchased pursuant to any Excess Proceeds Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

          (6) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Security purchased;

          (7) that, if the aggregate principal amount of Securities surrendered by Holders exceeds the Available Asset Sale Proceeds, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased); and

          (8) that Holders whose Securities were purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (c) On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Securities or portions thereof tendered pursuant to the Excess Proceeds Offer, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Securities to be purchased and deliver to the Trustee an Officers' Certificate stating that such Securities or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.09. The Paying Agent shall promptly (but in any case not later than 5 days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Security tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Security, and the Trustee shall authenticate and mail or make available for delivery such new Security to such Holder equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer on the Purchase Date. If an Excess Proceeds Offer is not fully subscribed, the Company may retain that portion of the Available Asset Sale Proceeds not required to repurchase Securities.

          (d)   Notwithstanding the foregoing:

          (i) the Company and any Restricted Subsidiary of the Company may, in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of assets and license brand names in the ordinary course of business;

          (ii) the Company may convey, sell, lease, transfer or otherwise dispose of as pursuant to and in accordance with Section 5.01;

          (iii) the Company and its Restricted Subsidiaries may (a) sell damaged, worn out or other obsolete property in the ordinary course of business or other property no longer necessary for the proper conduct of the business or (b) abandon such property if it cannot, through reasonable efforts, be sold;

          (iv) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer or otherwise dispose of assets which are reflected on the consolidated balance sheet of the Company at January 31, 1998 as being held for sale; and

          (v) the Company and its Restricted Subsidiaries may convey, sell, lease, transfer or otherwise dispose of assets to the extent that the aggregate Asset Sale Proceeds from all such asset dispositions not otherwise permitted do not exceed $10,000,000 in any fiscal year of the Company.

 Section 4.10.  Limitation on Transactions with Affiliates.
                ------------------------------------------

          (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless (i) such Affiliate Transaction is between or among the Company and its Restricted Subsidiaries; or (ii) such Affiliate Transaction is entered into in good faith and the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be. In any Affiliate Transaction involving an amount or having a value in excess of $5,000,000 which is not permitted under clause (i) above, the Company must obtain a Board Resolution of the Board of Directors determining that such Affiliate Transaction complies with clause (ii) above. In transactions with a value in excess of $10,000,000 which are not permitted under clause (i) above, the Company must obtain a written opinion as to the fairness of such a transaction, from a financial point of view to the Company or such Restricted Subsidiary, as the case may be, from an independent investment banking firm.

          (b) Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not apply to: (i) Restricted Payments that are not prohibited under Section 4.08; (ii) transactions permitted by, and complying with, the provisions described under Section 5.01; (iii) transactions in the ordinary course of business (including expense advances) between the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, on the one hand, and any employee thereof, on the other hand; (iv) employment contracts existing on the Issue Date and employment contracts approved by the Board of Directors of the Company the terms of which are consistent with past practice; (v) the granting and performance of registration rights for shares of Capital Stock of the Company under a written registration rights agreement approved by a majority of directors of the Company that are disinterested with respect to such transaction; (vi) transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries or Unrestricted Subsidiaries, where such Affiliates are treated no more favorably than holders of such Indebtedness or such Capital Stock generally; (vii) any Permitted Investments; (viii) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors; (ix) transactions exclusively between or among the Company and any of its Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (x) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) or in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders of the Securities in any material respect than the original agreement as in effect on the Issue Date; (xi) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors; (xii) the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries (or any adjustment or amendment thereto) pursuant to Plans and employment contracts and stock option, stock bonus, restricted stock and similar agreements approved by the Board of Directors; (xiii) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $5,000,000 at any one time outstanding; and (xiv) transactions, including, without limitation, the repurchase of the Company's Common Stock, entered into in connection with the Recapitalization and the financing therefor as described in the Offering Memorandum.

 Section 4.11. Limitation on Other Senior Subordinated Debt.
               --------------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Debt of the Company or its Restricted Subsidiaries, as the case may be, and (ii) senior in right of payment to the Securities. For purposes of this Section 4.11, Indebtedness is deemed to be senior in right of payment to the Securities, if it is not explicitly subordinate in right of payment to Senior Debt at least to the same extent as the Securities are subordinate to Senior Debt.

 Section 4.12. Payments for Consent.
               --------------------

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

 Section 4.13. Corporate Existence.
               -------------------

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company
                                             --------  -------
shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.14. Change of Control.
              -----------------

          (a) The Company shall notify the Trustee within five Business Days after the Company knows, or reasonably should know, of the occurrence of a Change of Control. Within 15 Business Days after the Company knows or reasonably should know, of the occurrence of each Change of Control, the Company will make an offer to purchase (the "Change of Control Offer") the outstanding Securities at a purchase price equal to 101% of the principal amount thereof plus any accrued and unpaid interest thereon to the Change of Control Payment Date (such applicable purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 4.14.

          (b) Prior to the mailing of the notice referred to above, but in any event within 30 days following the date on which the Company has actual knowledge of a Change of Control, the Company covenants that if the purchase of the Securities would violate or constitute a default under any then outstanding Senior Debt, then the Company will, to the extent needed to permit such purchase of Securities, either (i) repay in full all such Indebtedness on the basis required by such Senior Debt to permit such purchase of Securities or (ii) obtain the requisite consents under the agreements, documents and instrument(s) governing such Senior Debt to permit the repurchase of the Securities as provided in paragraph (a) above. The Company will first comply with the covenant in the preceding sentence before it will be required to repurchase Securities pursuant to the provisions described this Section 4.14; provided that the
                                                        --------
Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default to the extent provided in clause
(3) under Section 6.01.

          (c) The Company will within 15 days after it knows, or reasonably should know, of the Change of Control (i) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to the Trustee and to each Holder of the Securities, at the address appearing in the register maintained by the Registrar of the Securities, a notice stating:

          (i) that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Securities tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (ii) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days nor more than 60 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

          (iii) that any Security not tendered will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control

   Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (v) that Holders accepting the offer to have their Securities purchased pursuant to a Change of Control Offer will be required to surrender the Securities to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (vi) that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased;

          (vii) that Holders whose Securities are being purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered, provided that each Security purchased
                                          --------
   and each such new Security issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof;

          (viii) a summary of any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (ix)    the name and address of the Paying Agent.

          (d) On the Change of Control Payment Date, the Company shall, to the extent lawful, (i) accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Securities or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee Securities so accepted together with an Officers' Certificate stating the Securities or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Company shall execute and issue, and the Trustee shall promptly authenticate and mail to such Holder, a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; provided that each such new Security shall be issued in
                        --------
an original principal amount in denominations of $1,000 and integral multiples thereof.

          (e) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of Securities pursuant to a Change of Control Offer.

 Section 4.15. Maintenance of Office or Agency.
               -------------------------------

          The Company shall maintain an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 11.02 as such office of the Company.

 Section 4.16. Limitation on Liens.
               -------------------

          The Company may not and may not permit any Restricted Subsidiary to, directly or indirectly, incur or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets, whether now owned or hereafter acquired, that secures Subordinated Debt or Pari Passu Debt unless (i) in the case of Liens securing Subordinated Debt, the Securities are secured by a Lien on such property or assets that is senior in priority to such Liens, and (ii) in the case of Liens securing Pari Passu Debt, the Securities are equally and ratably secured by a Lien on such property or assets.

 Section 4.17. Limitation on Emerging Market Subsidiaries.
               ------------------------------------------

          The Company or a Wholly-Owned Subsidiary must designate Persons at all times constituting a majority of the directors (or members of the governing body) of, and at all times have the power to direct the management and policies of, each Emerging Market Subsidiary; (ii) the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly own any Capital Stock or other ownership interests in an Emerging Market Subsidiary unless the Company and its Subsidiaries or Emerging Market Subsidiaries own, in the aggregate, Capital Stock or other ownership interests such that the Emerging Market Subsidiary at all times satisfies the conditions necessary for a Person to be a Subsidiary of the Company under the definition of "Subsidiary" in this Indenture; (iii) the Company will not permit any Emerging Market Subsidiary to incur Indebtedness or issue Disqualified Capital Stock (other than Indebtedness or Disqualified Capital Stock issued to or held by a Subsidiary of such Emerging Market Subsidiary or to another Emerging Market Subsidiary or any Subsidiary of another Emerging Market Subsidiary) if, immediately after giving effect thereto (including the redemption, repurchase, repayment or retirement of Indebtedness or Disqualified Capital Stock with the proceeds thereof), the aggregate outstanding principal amount of Indebtedness and liquidation or redemption value (whichever is the greater) of Disqualified Capital Stock (other than Capital Stock issued to the Company or a Restricted Subsidiary and other than Indebtedness that constitutes Invested Capital) of all Emerging Market Subsidiaries on a combined consolidated basis would exceed the greater of (A) $50,000,000 and (B) the product of (x) the greater of (A) the combined consolidated stockholders' equity (calculated in accordance with GAAP) of all Emerging Market Subsidiaries and (B) the aggregate amount, determined on a combined consolidated basis, of Invested Capital (whether by the Company or a Subsidiary of the Company or any other Person or Persons) in all Emerging Market Subsidiaries and (y) 2.5; (iv) the Company will not permit any Emerging Market Subsidiary to directly or indirectly (A) make any material Investment or (B) engage to any material extent in, any line or lines of business activity, in each case, other than in a Related Business; and (v) each Emerging Market Subsidiary will be deemed to be a Restricted Subsidiary for purposes of Section
4.09 and the definitions as applicable thereto but only to the extent such definitions are used therein and only to the extent not specifically excluded therefrom.

 Section 4.18. Limitation on Restricting Subsidiary Dividends; Restriction on
               --------------------------------------------------------------
               Sale and Issuance of Subsidiary Stock.
               -------------------------------------

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or assume any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to pay dividends or make other distributions on the Capital Stock of any Restricted Subsidiary of the Company or pay any obligation to the Company or any of its Restricted Subsidiaries or otherwise transfer assets or make or pay loans or advances to the Company or any of its Restricted Subsidiaries (collectively, "Payment Restrictions"), except Payment Restrictions existing under (i) this Indenture and the Securities and the Exchange Indenture and the Exchange Debentures or Refinancing Indebtedness incurred to refinance the Securities or the Exchange Debentures, as the case may be; provided, that such encumbrances
                                             --------
and restrictions are no more restrictive than those contained in this Indenture or the Exchange Indenture, as the case may be, as in effect on the Issue Date,
(ii) Indebtedness incurred under clause (ii) or clause (xi) or clause (xii) of the definition of "Permitted Indebtedness," or Indebtedness (other than Permitted Indebtedness) incurred under Section 4.06, provided, that such
                                                     --------
encumbrances and restrictions are no more restrictive than those set forth in the Original Credit Agreement as in effect on the Issue Date, (iii) Indebtedness existing on the Issue Date or Refinancing Indebtedness incurred to refinance such existing Indebtedness; provided, that such encumbrances and restrictions
                            --------
are no more restrictive than those contained in the agreements governing Indebtedness existing on the Issue Date as in effect on the Issue Date, (iv) leasing agreements as in effect on the Issue Date and (v) any agreement of a Person acquired by the Company or a Restricted Subsidiary of the Company, which restrictions existed at the time of acquisition, were not put in place in anticipation of such acquisition and are not applicable to any Person or property, other than the Person or any property of the Person so acquired. Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease or license entered into the ordinary course of business consistent with past practice and

(b) Liens permitted under Section 4.16 on assets securing Indebtedness incurred in accordance with Section 4.06 shall not in and of themselves be considered a Payment Restriction. The Company will not sell, and will not permit any of its Restricted Subsidiaries to issue or sell, any shares of Capital Stock of any Restricted Subsidiary of the Company to any Person other than the Company or a Restricted Subsidiary of the Company; provided, that the Company and its
                                      --------
Restricted Subsidiaries may sell all (but not less than all) of the outstanding shares of Capital Stock of any Restricted Subsidiary of the Company held by them in a single transaction or a series of substantially contemporaneous transactions if the provisions described under Section 4.09 are complied with. Notwithstanding the foregoing, the issuance or sale of shares of Capital Stock of any Restricted Subsidiary of the Company shall not violate the provisions of the immediately preceding sentence if (i) such shares are issued or sold in connection with (x) the formation or capitalization of a Restricted Subsidiary which, at the time of such issuance or sale and after giving effect thereto, is a Joint Venture Subsidiary or (y) a single transaction or a series of substantially contemporaneous transactions whereby such Restricted Subsidiary becomes a Restricted Subsidiary of the Company by reason of the acquisition of securities or assets from another Person or (ii) such shares constitute directors' qualifying shares not exceeding one percent of the outstanding Capital Stock of such Restricted Subsidiary.

                                   ARTICLE 5

                             SUCCESSOR CORPORATION

 Section 5.01. Limitation on Consolidation, Merger and Sale of Assets.
               -------------------------------------------------------

          The Company will not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless (i) either (1) the Company is the survivor of such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition, or (2) the surviving or transferee Person is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and such surviving or transferee Person expressly assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; (ii) immediately after giving effect to such transaction and the use of proceeds therefrom (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction), the Company or the surviving or transferee Person is able to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.06; (iii) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction) no Default or Event of Default has occurred and is continuing; and (iv) the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease or other disposition complies with this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company will be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses
(ii) and (iii), but subject to clauses (i) and (iv) thereof, (a) the Company may consolidate with, merge into or transfer all or part of its properties and assets to any Restricted Subsidiary so long as all assets of the Company immediately prior to such transaction are owned by such Restricted Subsidiary immediately after the consummation thereof, and (b) the Company may merge with an Affiliate that is a corporation that has no material assets or liabilities and that was incorporated solely for the purpose of (A) reincorporating the Company in the same or another jurisdiction of the United States, any state thereof or the District of Columbia or (B) the creation of a holding company of the Company.

 Section 5.02. Successor Person Substituted.
               ----------------------------

          Upon any consolidation or merger, or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 above, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

 Section 6.01. Events of Default.
               -----------------

          An "Event of Default" occurs if

          (1) there is a failure to pay the principal or premium, if any, on any Securities when such principal becomes due and payable, at maturity, upon acceleration, redemption or otherwise, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (2) there is a failure to pay interest on any Security when the same becomes due and payable and such Default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of Article 10 hereof;

          (3) the Company fails to make a Change of Control Offer if such offer is required by the provisions of Section 4.14 or fails to purchase Securities from holders who elect to have such Securities purchased pursuant to the Change of Control Offer;

          (4) the Company defaults in the observance or performance of any other covenant or agreement in the Securities or this Indenture which default continues for a period of 60 days after the Company receives written notice thereof specifying the default from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Securities;

          (5) there is a default in the payment at final maturity of principal in an aggregate amount of $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 60 days after written notice, or the acceleration of any such Indebtedness aggregating $10,000,000 or more which acceleration shall not be rescinded or annulled within 30 days after written notice to the Company of such Default by the Trustee or any Holder;

          (6) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Restricted Subsidiary thereof, and shall not be discharged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

          (7) the Company or any Significant Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case,

          (B) consents to the entry of an order for relief against it in an involuntary case,

          (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

          (D) makes a general assignment for the benefit of its creditors, or

          (E) admits in writing its inability to pay its debts generally as they become due; or

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Restricted Subsidiary in an involuntary case,

          (B) appoints a Custodian of the Company or any Significant Restricted Subsidiary or for all or substantially all of the property of the Company or any Significant Restricted Subsidiary, or

          (C) orders the liquidation of the Company or any Significant Restricted Subsidiary,

   and the order or decree remains unstayed and in effect for 60 days.

          The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

          The Trustee may withhold notice to the Holders of the Securities of any Default (except in payment of principal or premium, if any, or interest on the Securities) if the Trustee considers it to be in the best interest of the Holders of the Securities to do so.

 Section 6.02. Acceleration.
               ------------

          Upon the happening of any Event of Default specified in Section 6.01, the Trustee may, and the Trustee upon the request of 25% in principal amount of the Securities shall or the Holders of at least 25% in aggregate principal amount of outstanding Securities may, declare the principal of and accrued but unpaid interest, if any, on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall (except as provided in clause (ii) of this sentence) become immediately due and payable or (ii) if there are any amounts outstanding under any of the agreements, documents, and instruments constituting Designated Senior Debt, will become due and payable upon the first to occur of an acceleration under any of the agreements, documents, and instruments constituting Designated Senior Debt or five Business Days after receipt by the Company and the Representative of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default described under clauses (7) or (8) of Section 6.01 with respect to the Company occurs and is continuing, then such amount will ipso facto become
                                                               ----------
and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities; provided, however, that at any
                                                 --------  -------
time after a declaration of acceleration with respect to the Securities, the Holders of a majority in principal amount of the Securities then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest on the Securities that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Securities) on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default (with respect to the Company) of the type described in Section 6.01(7) or (8), the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived. The Holders of a majority in principal amount of the Securities may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Securities.

 Section 6.03. Other Remedies.
               --------------

          If an Event of Default occurs and is continuing, the Trustee may (subject to Section 10 hereof) pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

 Section 6.04. Waiver of Past Defaults and Events of Default.
               ---------------------------------------------

          Subject to Sections 6.02, 6.07 and 8.02 hereof, the Holders of a majority in principal amount of the Securities then outstanding have the right to waive any existing Default or Event of Default or compliance with any provision of this Indenture or the Securities. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

 Section 6.05. Control by Majority.
               -------------------

          The Holders of a majority in principal amount of the Securities then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Securityholder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the
                                                              --------
Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

 Section 6.06. Limitation on Suits.
               -------------------

          Subject to Section 6.07 below, a Securityholder may not institute any proceeding or pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of the Securities then outstanding.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

 Section 6.07. Rights of Holders To Receive Payment.
               ------------------------------------

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, or premium, if any, and interest of the Security on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is (subject to Section 10 hereof) absolute and unconditional and shall not be impaired or affected without the consent of such Holder.

 Section 6.08. Collection Suit by Trustee.
               --------------------------

          If an Event of Default in payment of principal, premium or interest specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company (or any other obligor on the Securities) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Securities, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

 Section 6.09. Trustee May File Proofs of Claim.
               --------------------------------

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Securityholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other securities or property payable or deliverable upon the conversion or exchange of the Securities or upon any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Securityholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Securityholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof.

          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding.

 Section 6.10. Priorities.
               ----------

          If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07 hereof;

          SECOND: to Securityholders for amounts due and unpaid on the Securities for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities; and

          THIRD:  to the Company.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

 Section 6.11. Undertaking for Costs.
               ---------------------

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit in good faith by any holder of Senior Debt to enforce its rights under Section 10 hereof, a suit by a Holder pursuant to Section 6.07 hereof or a suit by Holders of more than 10% in principal amount of the Securities then outstanding.

                                   ARTICLE 7

                                    TRUSTEE

 Section 7.01. Duties of Trustee.
               -----------------

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

          (b) Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) This paragraph does not limit the effect of paragraph (b) of this
   Section 7.01.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.02 and 6.05 hereof.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

          (e) Whether or not therein expressly so provided, paragraphs (a), (b),
(c) and (d) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

          (f) The Trustee is under no obligation and may refuse to perform any duty or exercise any right or power under this Indenture at the request or direction of any holders of the Securities unless such holders have offered the Trustee reasonable indemnity or security against any loss, liability or expense.

          (g) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money or assets held in trust by the Trustee need not be segregated from other funds or assets except to the extent required by the law.

 Section 7.02. Rights of Trustee.
               -----------------

          Subject to Section 7.01 hereof:

          (1) The Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

          (2) Before the Trustee acts or refrains from acting, it may consult with counsel, require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith and in reasonable reliance on such certificate or opinion, except if such action violates the express provisions of this Indenture.

          (3) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care.

          (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Securityholders pursuant to this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.
              ----------------------------

          The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.
              --------------------

          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the sale of Securities or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Company in this Indenture or any document issued in connection with the sale of Securities or any statement in the Securities other than the Trustee's certificate of authentication.

Section 7.05. Notice of Defaults.
              ------------------

          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal of, or premium, if any, or interest on any Security the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or any of its Trust Officers in good faith determine(s) that withholding the notice is in the interests of the Securityholders.

Section 7.06. Reports by Trustee to Holders.
              -----------------------------

          If required by TIA (S) 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA (S) 313(c) and TIA (S) 313(d).

          Reports pursuant to this Section 7.06 shall be transmitted by mail:

          (1) to all registered Holders of Securities, as the names and addresses of such

   Holders appear on the Registrar's books; and

          (2) to such Holder of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange on which the Securities are listed. The Company shall promptly notify the Trustee when the Securities are listed on any securities exchange.

Section 7.07. Compensation and Indemnity.
              --------------------------

          The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify each of the Trustee, any predecessor Trustee for, and hold them harmless against, any and all loss, damage, claim, liability or reasonable expense, including taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of enforcing this Indenture against the Company (including with respect to this Section 7.07) and of defending itself against any claim (whether asserted by any Securityholder or the Company) or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Company in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder except to the extent the Company is prejudiced thereby.

          Notwithstanding the foregoing, the Company need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Company in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee except such money or property held in trust to pay principal of and interest on particular Securities. The Trustee's right to receive payment of any amounts due under this Section 7.07 shall not be subordinate to any other liability or indebtedness of the Company (even though the Securities may be so subordinated) and the Securities shall be subordinate (to the extent provided in
Section 6.10) to the Trustee's right to receive such payment. The obligations of the Company under this Section 7.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall survive the resignation or removal of any Trustee, any rejection or termination under any Bankruptcy Law and the satisfaction and discharge of this Indenture.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          For purposes of this Section 7.07, the term "Trustee" shall include any trustee appointed pursuant to Article 9.

Section 7.08. Replacement of Trustee.
              ----------------------

          The Trustee may resign by so notifying the Company in writing. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

          (1) the Trustee fails to comply with Section 7.10 hereof;

          (2) the Trustee is adjudged a bankrupt or an insolvent under any Bankruptcy Law;

          (3) a receiver or other public officer takes charge of the Trustee or its property;

          (4) the Trustee otherwise becomes incapable of acting; or

          (5) a successor corporation becomes successor Trustee pursuant to
   Section 7.09 below.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10 hereof, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Consolidation, Merger or Conversion.
              --------------------------------------------------------

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation, subject to Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.
              -----------------------------

          This Indenture shall always have a Trustee who satisfies the requirements of TIA (S) 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b), including the provision in (S) 310(b)(1); provided, however,
                                                          --------  -------
that there shall be excluded from the operation of TIA (S) 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

Section 7.11. Preferential Collection of Claims Against Company.
              -------------------------------------------------

          The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311 (b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated therein.

                                   ARTICLE 8

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01. Without Consent of Holders.
              --------------------------

          The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to comply with Section 5.01 hereof;

          (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (3) to comply with any requirements of the SEC under the TIA;

          (4) to cure any ambiguity, defect or inconsistency, or to make any other change that does not materially and adversely affect the rights of any Securityholder; or

          (5) to make any other change that does not, in the opinion of the Trustee, materially and adversely affect the rights of any Securityholder.

          The Trustee is hereby authorized to join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained; provided, however, that the Company has
                                --------  -------
delivered to the Trustee an Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 8.01 and; provided,
                                                                  --------
further, that the Trustee shall not be obligated to enter into any such
-------
supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.02. With Consent of Holders.
              -----------------------

          The Company and the Trustee may modify or supplement this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Securities without notice to any Securityholder. The Holders of not less than a majority in aggregate principal amount of the outstanding Securities may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities without notice to any Securityholder. Without the consent of each Securityholder affected, however, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver to this Indenture or the Securities;

          (2) reduce the rate of or change the time for payment of interest on any Security;

          (3) reduce the principal of or premium on or change the stated maturity of any Security;

          (4) make any Security payable in money other than that stated in the Security or change the place of payment from New York, New York;

          (5) change the amount or time of any payment required by the Securities or reduce the premium payable upon any redemption of the Securities or change the time before which no redemption may be made;

          (6) waive a default in the payment of the principal of, or interest on, or redemption payment with respect to, any Security (including any obligation to make a Change of Control Offer or, after the Company's obligation to purchase Securities arises thereunder, an Excess Proceeds Offer or modify any of the provisions or definitions with respect to such offers);

          (7) make any changes in Sections 6.04 or 6.07 hereof or this sentence of Section 8.02;

          (8) affect the ranking of the Securities in a manner adverse to the Holders; or

          (9) take any other action otherwise prohibited by this Indenture to be taken without the consent of each Holder affected thereby.

          After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver.

          Upon receipt of a Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Securityholders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03. Compliance with Trust Indenture Act.
              -----------------------------------

          Every amendment to or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

Section 8.04. Revocation and Effect of Consents.
              ---------------------------------

          Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Security is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Security or portion thereof, and of any Security issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Security. Any such Holder or subsequent Holder, however, may revoke the consent as to his Security or portion of a Security, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

          After an amendment, supplement, waiver or other action becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 8.02 hereof. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

Section 8.05. Notation on or Exchange of Securities.
              -------------------------------------

          If an amendment, supplement, or waiver changes the terms of a Security, the Trustee may request the Holder of the Security to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06. Trustee To Sign Amendments, etc.
              -------------------------------

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to (and to the extent provided in) Section 7.01 hereof, shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary enforceability exceptions). The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it. In signing any amendment, supplement or waiver, the Trustee shall be entitled to receive an indemnity reasonably satisfactory to it.

                                   ARTICLE 9

                      DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01. Discharge of Indenture.
              ----------------------

          The Company may terminate its obligations under the Securities and this Indenture, except the obligations referred to in the last paragraph of this
Section 9.01, if there shall have been cancelled by the Trustee or delivered to the Trustee for cancellation all Securities theretofore authenticated and delivered (other than any Securities that are asserted to have been destroyed, lost or stolen and that shall have been replaced as provided in Section 2.07 hereof) and the Company has paid all sums payable by it hereunder or deposited all required sums with the Trustee.

          After such delivery the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified below.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 7.07, 9.05 and 9.06 hereof shall survive.

Section 9.02. Legal Defeasance.
              ----------------

          The Company may at its option, by Board Resolution, be discharged from its obligations with respect to the Securities on the date the conditions set forth in Section 9.04 below are satisfied (hereinafter, "Legal Defeasance").
For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall, subject to Section 9.06 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Securities to receive solely from the trust funds described in Section 9.04 hereof and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 2.02, 2.03, 2.04, 2.05, 2.06, 2.07,
2.08 and 4.15 hereof, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof) and (D) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 with respect to the Securities notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Securities.

Section 9.03. Covenant Defeasance.
              -------------------

          At the option of the Company, pursuant to a Board Resolution, the Company shall be released from its obligations under Sections 4.02, 4.05 through
4.14 and 4.16 through 4.18 hereof, inclusive, and clause (ii) of Section 5.01 hereof with respect to the outstanding Securities on and after the date the conditions set forth in Section 9.04 hereof are satisfied (hereinafter, "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Securities shall be unaffected thereby.

Section 9.04. Conditions to Defeasance or Covenant Defeasance.
              -----------------------------------------------

          The following shall be the conditions to application of Section 9.02 or Section 9.03 hereof to the outstanding Securities:

          (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this
   Article 9 applicable to it) as funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of, premium, if any, and accrued interest on the outstanding Securities at the maturity date of such principal, premium, if any, or interest, or on dates for payment and redemption of such principal, premium, if any, and interest selected in accordance with the terms of this Indenture and of the Securities;

          (2) no Event of Default or Default with respect to the Securities shall have occurred and be continuing on the date of such deposit, or shall have occurred and be continuing at any time during the period ending on the 91st day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law applicable to the Company in respect of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (3) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest for purposes of the TIA with respect to any securities of the

   Company;

          (4) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute default under any other agreement or instrument to which the Company is a party or by which it is bound;

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended;

          (6) in the case of an election under Section 9.02 above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that or (ii) there has been a change in any applicable Federal income tax law with the effect that, and such opinion shall confirm that, the Holders of the outstanding Securities or persons in their positions will not recognize income, gain or loss for Federal income tax purposes solely as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (7) in the case of an election under Section 9.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (8) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section
   9.02 above or the Covenant Defeasance under Section 9.03 hereof (as the case may be) have been complied with;

          (9) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under clause (1) was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (10) the Company shall have paid or duly provided for payment under terms mutually satisfactory to the Company and the Trustee all amounts then due to the Trustee pursuant to Section 7.07 hereof.

 Section 9.05. Deposited Money and U.S. Government Obligations To Be Held in
               -------------------------------------------------------------
               Trust; Other Miscellaneous Provisions.
               -------------------------------------

          All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 hereof in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.04 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 9.04 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06. Reinstatement.
              -------------

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Company has made any
                          --------  -------
payment of principal of, premium, if any, or accrued interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.07. Moneys Held by Paying Agent.
              ---------------------------

          In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Company, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.01 hereof, to the Company and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.08.  Moneys Held by Trustee.
               ----------------------

          Any moneys deposited with the Trustee or any Paying Agent or then held by the Company in trust for the payment of the principal of, or premium, if any, or interest on any Security that are not applied but remain unclaimed by the Holder of such Security for two years after the date upon which the principal of, or premium, if any, or interest on such Security shall have respectively become due and payable shall be repaid to the Company upon Company Request, or if such moneys are then held by the Company in trust, such moneys shall be released from such trust; and the Holder of such Security entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Company for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided,
                                                                     --------
however, that the Trustee or any such Paying Agent, before being required to
-------
make any such repayment, may, at the expense of the Company, either mail to each Securityholder affected, at the address shown in the register of the Securities maintained by the Registrar pursuant to Section 2.03 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Company. After payment to the Company or the release of any money held in trust by the Company, Securityholders entitled to the money must look only to the Company for payment as general creditors unless applicable abandoned property law designates another person.

                                  ARTICLE 10

                          SUBORDINATION OF SECURITIES

Section 10.01.  Securities Subordinate to Senior Debt.
                -------------------------------------

          The Company covenants and agrees, and each Holder of Securities, by its acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article 10, the Indebtedness represented by the Securities and the payment of the principal of, premium, if any, and interest on the Securities and all other Obligations under the Securities, this Indenture, and the Registration Rights Agreement are hereby expressly made subordinate and subject in right of payment as provided in this
Article 10 to the prior indefeasible payment in full in cash of all existing and future Senior Debt.

          This Article 10 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of or continue to hold Senior Debt; and such provisions are made for the benefit of the holders of Senior Debt; and such holders are made obligees hereunder and they or each of them may directly enforce such provisions.

Section 10.02.  Payment Over of Proceeds upon Dissolution, etc.
                ----------------------------------------------

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, whether voluntary or involuntary, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any general assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company (except in connection with the merger or consolidation of the Company or its liquidation or dissolution following the transfer of substantially all of its assets, upon the terms and conditions permitted under the circumstances described under Section 5.01) (all and each of the foregoing being referred to herein individually as a "Bankruptcy Proceeding" and collectively as "Bankruptcy Proceedings") the holders of Senior Debt will be entitled to receive indefeasible payment and satisfaction in full in cash of all amounts due or owing on or in respect of all Senior Debt before the holders of the Securities are entitled to receive or retain any payment or distribution of any kind on account of the Securities, or for or on account of the purchase or redemption or other acquisition of Securities or on account of any Obligations under the Securities, the Registration Rights Agreement or this Indenture.

          In the event that, notwithstanding the foregoing, the Trustee or any holder of Securities receives any payment or distribution of assets or securities of the Company of any kind or character or any other payment or distribution on account of the Securities, or for or on account of the purchase or redemption or other acquisition of Securities or account of any Obligations under the Securities, the Registration Rights Agreement or this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Securities, or in respect of the purchase or redemption or other acquisition of Securities, or in respect of any Obligations under the Securities, the Registration Rights Agreement or this Indenture before all Senior Debt is indefeasibly paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid over or delivered by the Trustee or such holders of Securities to the holders of Senior Debt or their representative or representatives to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Senior Debt.

          The consolidation of the Company with, or the merger of the Company with or into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another Person upon the terms and conditions set forth in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this
Article 10 if the Person formed by such consolidation or the surviving entity of such merger or the Person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article 5 hereof.

Section 10.03. Suspension of Payment When Senior Debt in Default.
               -------------------------------------------------

               (a) Unless Section 10.02 hereof shall be applicable, no payment or distribution of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities by the Company, other than Qualified Capital Stock of the Company or subordinated debt securities of the Company that require no payment of principal prior to the stated maturity of the Securities and that are subordinated and junior in right of payment to Senior Debt at least to the same extent as the Securities, with terms no less favorable to the Company and the holders of the Designated Senior Debt than the terms of the Securities and this Indenture) may be made by the Company or any Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Securities or any Obligations under the Securities, the Registration Rights Agreement or this Indenture, or for or on account of the purchase or redemption or other acquisition of Securities or any other Obligations under the Securities, the Registration Rights Agreement or this Indenture, and neither the Trustee nor any holder or owner of any Securities shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, any payment or distribution in respect of all or any portion of Securities or for or on account of the purchase, redemption or other acquisition of the Securities or in respect of any other Obligations under the Securities, the Registration Rights Agreement or this Indenture, which prohibition shall be applicable upon the occurrence and during the continuation of a Payment Default and such prohibition shall continue until such Payment Default is cured, waived in writing or ceases to exist. At such time as the prohibition set forth in the preceding sentence shall no longer be in effect, subject to the provisions of the following paragraph (b), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments, or any such other Obligations under the Securities, the Registration Rights Agreement or this Indenture.

               (b) Unless Section 10.02 hereof shall be applicable, upon the occurrence and during the continuance of a Non-Payment Event of Default, no payment or distribution of any assets or securities of the Company or any Subsidiary of any kind or character (including, without limitation, cash, property and any payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of the Company being subordinated to the payment of the Securities by the Company, other than Qualified Capital Stock of the Company or subordinated debt securities of the Company that require no payment of principal prior to the stated maturity of the Securities and that are subordinated and junior in right of payment to Senior Debt at least to the same extent as the Securities, with terms no less favorable to the Company and the holders of the Designated Senior Debt than the terms of the Securities and this Indenture) may be made by the Company or any Subsidiary, including, without limitation, by way of set-off or otherwise, for or on account of the Securities or any Obligations under the Securities, the Registration Rights Agreement or this Indenture, or for or on account of the purchase or redemption or other acquisition of Securities or any other Obligations under the Securities, the Registration Rights Agreement or this Indenture, and neither the Trustee nor any holder or owner of any Securities shall take or receive from the Company or any Subsidiary, directly or indirectly in any manner, any payment or distribution in respect of all or any portion of Securities, or for or on account of the purchase, redemption, or other acquisition of the Securities, or in respect of any such other Obligations under the Securities, the Registration Rights Agreement or this Indenture for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of written notice from the Representative of such Non-Payment Event of Default unless and until (subject to any blockage of payments that may then be in effect under the preceding paragraph (a) of this Section 10.03) the earliest of (w) more than 179 days shall have elapsed since the date of receipt of such written notice by the Trustee, (x) such Non-Payment Event of Default shall have been cured or waived in writing or shall have ceased to exist, (y) such Designated Senior Debt shall have been paid in full in cash or
(z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from such Representative, after which, in the case of clause (w), (x), (y) or (z), the Company shall resume making any and all required payments in respect of the Securities, including any missed payments. Notwithstanding any other provision of this Indenture, in no event shall any particular Payment Blockage Period commenced in accordance with the provisions of this Section 10.03(b) extend beyond the date 179 days after the date of the receipt by the Trustee of the applicable written notice referred to above given by the Representative to commence such Payment Blockage Period (each such period commencing on such date of receipt and ending after such 179 days after such date of receipt, being referred to as an "Initial Blockage Period"). Any number of additional Payment Blockage Periods may be commenced during any Initial Blockage Period or any other Payment Blockage Period; provided, however, that no
                                                      --------  -------
such additional Payment Blockage Period commenced during an existing Payment Blockage Period shall extend beyond 179 days after the date of receipt by the Trustee of the applicable written notice from the Representative which commences such Initial Blockage Period. After the expiration of any Payment Blockage Period, no Payment Blockage Period may be commenced until at least 180 consecutive days have elapsed from the last day of such Payment Blockage Period. Notwithstanding any other provision of this Indenture, no Non-Payment Event of Default with respect to Designated Senior Debt which existed or was continuing on the date of the commencement of any Payment Blockage Period initiated by the Representative shall be, or be made, the basis for the commencement of a second Payment Blockage Period initiated by the Representative, whether or not within the Initial Blockage Period, unless such Non-Payment Event of Default shall have been waived or cured for a period of not less than 90 consecutive days.

               (c) In the event that, notwithstanding the foregoing, the Trustee or any holder of Securities receives any payment or distribution of assets or securities of the Company or any Subsidiary of any kind or character or any other payment or distribution on account of the Securities, or for or on account of the purchase or redemption or other acquisition of Securities, or on account of any Obligations under the Securities, the Registration Rights Agreement or this Indenture, whether in cash, property or securities, including, without limitation, by way of set-off or otherwise, in respect of the Securities, or in respect of the purchase or redemption or other acquisition of Securities, or in respect of any Obligations under the Securities, the Registration Rights Agreement or this Indenture at a time when such payment or distribution was prohibited by the provisions of this Section 10.03, before all Senior Debt is indefeasibly paid and satisfied in full in cash, then such payment or distribution will be held by the recipient in trust for the benefit of holders of Senior Debt and will be immediately paid over or delivered by the Trustee or such holders of Securities to the Representative to the extent necessary to make payment in full in cash of all Designated Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of Designated Senior Debt.

Section 10.04. Trustee's Relation to Senior Debt.
               ---------------------------------

               The Trustee and any Paying Agent shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee or any Paying Agent of any of its rights as such holder.

               With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt (other than for its willful misconduct or negligence) if it shall mistakenly pay over or deliver to the Holders of Securities, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 10 or otherwise. Nothing in this Section 10.04 shall affect the obligation of any other such Person, the Company, or the Holders to hold such money or assets for the benefit of, and to pay such money or assets over to, the holders of the Senior Debt or their applicable representative or representatives.

Section 10.05. Subrogation to Rights of Holders of Senior Debt.
               -----------------------------------------------

               Upon the payment in full in cash of all Senior Debt, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of, premium, if any and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 10, and no payments over pursuant to the provisions of this Article 10 to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

               If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article 10 shall have been applied, pursuant to the provisions of this Article 10, to the payment in full in cash of all amounts owing under or in respect of the Senior Debt of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Debt at the time outstanding any payments or distributions received by such holders of such Senior Debt in excess of the amount sufficient to pay all amounts owing under or in respect of such Senior Debt in full in cash.

Section 10.06. Provisions Solely To Define Relative Rights.
               -------------------------------------------

               The provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights of the holders of the Designated Senior Debt under Section 6.02 hereof and subject to the rights, if any, under this Article 10 of the holders of Senior Debt (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.02 hereof, or in any other applicable circumstances described in Section 10.02 to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions and in the applicable circumstances specified in Section 10.03, to prevent any payment or distribution prohibited by such Section or enforce their rights pursuant to
Section 10.03(c) hereof.

               The failure to make a payment on account of principal of, premium, if any, or interest on the Securities by reason of any provision of this Article 10 shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

Section 10.07. Trustee To Effectuate Subordination.
               -----------------------------------

               Each Holder of a Security by his acceptance thereof agrees to be bound by such provisions and authorizes and directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any Bankruptcy Proceedings or other dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the prompt and timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Debt, or any Representative, may, and hereby are authorized to, file such a claim on behalf of Holders of the applicable Securities.

Section 10.08. No Waiver of Subordination Provisions.
               -------------------------------------

               (a) No right of any present or future holder of any Senior Debt to enforce the subordination provisions herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               (b) Without limiting the generality of subsection (a) of this
Section 10.08, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article 10 or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (3) release any Person liable in any manner for the collection or payment of Senior Debt; and
(4) exercise or refrain from exercising any rights against the Company and any other Person; provided, however, that in no event shall any such actions limit
              --------  -------
the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

Section 10.09. Notice to Trustee.
               -----------------

               (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee at its Corporate Trust Office in respect of the Securities. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee, fiduciary, representative, or agent therefor no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, and subject to the provisions of Sections 7.01 and 7.02 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall
                                    --------  -------
not have received the notice referred to in this Section 10.09 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Debt or any trustee, fiduciary, representative, or agent therefor as against the Holders of the Securities or any other Person, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such applicable default in respect of Designated Senior Debt or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect (subject to the rights of the holders of the Designated Senior Debt under Section 10.03 hereof).

               (b) Subject to the provisions of Section 7.01 hereof, the Trustee shall be entitled to rely (to the extent reasonable and in good faith) on the delivery to it of a written notice to the Trustee and the Company by a Person representing itself to be a holder of Senior Debt (or a trustee, fiduciary, representative, or agent therefor) for purposes of establishing that such notice actually has been given by a holder of Senior Debt (or a trustee, fiduciary, representative, or agent therefor); provided, however, that failure to give such
                                    --------  -------
notice to the Company shall not affect in any way the ability of the Trustee to rely on such notice. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished, the Trustee, acting in good faith, may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 10.10. Reliance on Judicial Order or Certificate of Liquidating
               --------------------------------------------------------
               Agent.
               -----

               Upon any payment or distribution pursuant to this Article 10, the Trustee, subject to the provisions of Section 7.01 hereof, and the Holders shall be entitled to rely (to the extent reasonable and in good faith) upon any order or decree entered by any court of competent jurisdiction in which any applicable insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding of the type referred to in Section
10.02 is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution in connection with such case or proceeding, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10; provided
                                                                     --------
that the foregoing shall apply only if such court in which such case or proceeding is pending has been fully apprised of the provisions of this Article 10.

Section 10.11. Rights of Trustee as a Holder of Senior Debt; Preservation
               ----------------------------------------------------------
               of Trustee's Rights.
               --------------------

               The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee for its compensation owing pursuant to and in accordance with, the first sentence of Section 7.07 hereof.

Section 10.12. Article Applicable to Paying Agents.
               -----------------------------------

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee.

Section 10.13. No Suspension of Remedies.
               -------------------------

               Nothing contained in this Article 10 shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article 6 (subject to the rights of the holders of the Designated Senior Debt under clause (ii) of the first sentence of
Section 6.02 hereof) or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 10 of the holders, from time to time, of Senior Debt.

                                  ARTICLE 11

                                 MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls.
               ----------------------------

               If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.02. Notices.
               -------

               Any notice or communication shall be given in writing and delivered in person, sent by telecopier, facsimile, telex, delivered by overnight commercial courier service or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

               If to the Company:

     Samsonite Corporation

     11200 East 45th Avenue

     Denver, Colorado 80239

     Attention:  Chief Financial Officer with

                 a copy to General Counsel

     Facsimile:  (303) 373-6606

          Copy to:

               Skadden, Arps, Slate, Meagher & Flom LLP

               919 Third Avenue

               New York, New York 10022-3897

               Attention:  Gregory A. Fernicola, Esq.

               Facsimile:  (212) 735-2000

          If to the Trustee:

     United States Trust Company of New York

     114 West 47th Street

     New York, New York 10036

     Attention:  Corporate Trust Department

     Facsimile:  (212) 852-1626

          Such notices or communications shall be sufficiently given if so given within the time prescribed in this Indenture.

          The Company or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and upon receipt if sent by overnight commercial courier service or if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

               Any notice or communication mailed to a Securityholder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

               Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication to a Securityholder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

               In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 11.03. Communications by Holders with Other Holders.
               --------------------------------------------

               Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

Section 11.04. Certificate and Opinion as to Conditions Precedent.
               --------------------------------------------------

               Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05 below) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.05. Statements Required in Certificate and Opinion.
               ----------------------------------------------

               Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

               Notwithstanding anything to the contrary contained herein, any opinion provided hereunder in connection with the issuance or authorization of Securities may make certain customary assumptions.

Section 11.06. When Treasury Securities Disregarded.
               ------------------------------------

               In determining whether the Holders of the required aggregate principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Affiliate of the Company shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Securities and that the pledgee is not the Company or any Affiliate of the Company.

Section 11.07. Rules by Trustee and Agents.
               ---------------------------

               The Trustee may make reasonable rules for action by or meetings of Securityholders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 11.08. Business Days; Legal Holidays.
               -----------------------------

               A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.09. Governing Law.
               -------------

          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES.

Section 11.10. No Adverse Interpretation of Other Agreements.
               ---------------------------------------------

          This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 11.11. No Recourse Against Others.
               --------------------------

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

Section 11.12. Successors.
               ----------

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 11.13. Multiple Counterparts.
               ---------------------

          The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 11.14. Table of Contents, Headings, etc.
               --------------------------------

          The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.15. Separability.
               ------------

          Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.


                             SAMSONITE CORPORATION

                                By: _____________________________
                                    Name:
                                    Title:

                                By: _____________________________
                                    Name:
                                    Title:

                             UNITED STATES TRUST COMPANY OF
                             NEW YORK, as Trustee


                                By: _____________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A
                                                                       ---------

          THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AND SUBJECT TO COMPLIANCE WITH OTHER APPLICABLE LAWS. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) AS PERMITTING THE RESALE BY NON-AFFILIATES OF RESTRICTED SECURITIES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE"), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH OTHER APPLICABLE LAWS, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THE LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

NO. _____ CUSIP NO.

                             SAMSONITE CORPORATION


                   10 3/4% Senior Subordinated Note due 2008

   $

          SAMSONITE CORPORATION, a Delaware corporation (the "Company"), for
value received, promises to pay to                    or registered assigns the
principal sum of             Dollars, on June 15, 2008.

          Interest Payment Dates:  June 15 and December 15

          Record Dates:  June 1 and December 1

          Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

                             SAMSONITE CORPORATION


                        By: __________________________
                            Name:
                            Title:


                        By: __________________________
                            Name:
                            Title:

Trustee's Certificate of Authentication

          This is one of the 10 3/4% Senior Subordinated Notes due 2008 referred to in the within-mentioned Indenture.

Dated:

                                   UNITED STATES TRUST COMPANY OF
                                   NEW YORK, as Trustee
                                   By: _________________________
                                       Authorized Signatory

                             (REVERSE OF SECURITY)


                   10 3/4% Senior Subordinated Note due 2008

          1.   Interest.  SAMSONITE CORPORATION, a Delaware corporation (the
               --------
"Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of original issuance of the Securities. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing December 15, 1998. Interest will be computed on the basis of a 360-day year of twelve 30-day months and, for periods not involving a full calendar month, the actual number of days elapsed but not to exceed 30 days.

          The Company shall pay interest on overdue principal and on overdue installments of interest at the rate borne by the Securities to the extent lawful.

          2.   Method of Payment.  The Company shall pay interest on the
               -----------------
Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Securities are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3.   Paying Agent and Registrar.  Initially, UNITED STATES TRUST
               --------------------------
COMPANY OF NEW YORK, a bank and trust company organized under the New York Banking Law (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to the Holders of the Securities. Neither the Company nor any of its Affiliates may act as Paying Agent but may act as registrar or co-registrar.

          4.   Indenture; Restrictive Covenants.  The Company issued this
               --------------------------------
Security under an Indenture dated as of June 24, 1998 (the "Indenture") between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Trust Indenture Act for a statement of them. All capitalized terms in this Security, unless otherwise defined, have the meanings assigned to them by the Indenture.

          The Securities are general unsecured obligations of the Company limited to $350,000,000 aggregate principal amount. The Indenture imposes certain restrictions on, among other things, the incurrence of indebtedness, the issuance of preferred stock by the Company and its subsidiaries, mergers and sale of assets, the payments of dividends on, or the repurchase of, capital stock of the Company and its subsidiaries, certain other restricted payments by the

Company and its subsidiaries, certain transactions with, and investments in, its affiliates, and a provision regarding change-of-control transactions.

          5.   Subordination.  The Indebtedness evidenced by the Securities is,
               -------------
to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior indefeasible payment in full in cash of all Senior Debt as defined in the Indenture and this Security is issued subject to such provisions. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose.

          6.   Optional Redemption.  The Company may redeem the Securities, in
               -------------------
the manner set forth in Section 3.07 of the Indenture.

          7.   Notice of Redemption.  Notice of redemption will be mailed at
               --------------------
least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. In order to effect a redemption with the proceeds of an Equity Offering, the Company shall send the redemption notice not later than 90 days after the consummation of such Equity Offering. Securities in denominations larger than $1,000 may be redeemed in part.

          8.   Offers to Purchase.  The Indenture requires that certain proceeds
               ------------------
from Asset Sales be used, subject to further limitations contained therein, to make an offer to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture. The Company is also required to make an offer to purchase Securities upon occurrence of a Change of Control in accordance with procedures set forth in the Indenture.

          9.   Denominations; Transfer; Exchange.  The Securities are in
               ---------------------------------
registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities during a period beginning 15 days before the mailing of a redemption notice for any Securities or portions thereof selected for redemption.

          10.  Persons Deemed Owners.  The registered Holder of this Security
               ---------------------
shall be treated as the owner of it for all purposes.

          11.  Unclaimed Money.  If money for the payment of principal, premium
               ---------------
or interest on any Security remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company at its request. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

          12.  Amendment, Supplement and Waiver.  Subject to certain exceptions,
               --------------------------------
the Indenture or the Securities may be modified, amended or supplemented by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities then outstanding and any existing default or compliance with any provision may be waived in a particular instance with the consent of the Holders of a majority in principal amount of the Securities then outstanding. Without the consent of Holders, the Company and the Trustee may amend the Indenture or the Securities or supplement the Indenture for certain specified purposes including, without limitation, providing for uncertificated Securities in addition to certificated Securities, and curing any ambiguity, defect or inconsistency, or making any other change that does not materially and adversely affect the rights of any Holder.

          13.  Successor Entity.  When a successor corporation assumes all the
               ----------------
obligations of its predecessor under the Securities and the Indenture and immediately before and thereafter no Default exists and certain other conditions are satisfied, the predecessor corporation will be released from those obligations.

          14.  Defaults and Remedies.  Events of Default are set forth in the
               ---------------------
Indenture. Upon the happening of any Event of Default specified in Section 6.01, the Trustee may, and the Trustee upon the request of 25% in principal amount of the Securities shall or the Holders of at least 25% in aggregate principal amount of outstanding Securities may, declare the principal of and accrued but unpaid interest, if any, on all the Securities to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall (except as provided in clause (ii) of this sentence) become immediately due and payable or (ii) if there are any amounts outstanding under any of the instruments constituting Designated Senior Debt, will become due and payable upon the first to occur of an acceleration under any of the instruments constituting Designated Senior Debt or five Business Days after receipt by the Company and the Representative of such Acceleration Notice (unless all Events of Default specified in such Acceleration Notice have been cured or waived). If an Event of Default described under clauses (7) or (8) of
Section 6.01 with respect to the Company occurs and is continuing, then such amount will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Securities; provided, however, that at any time after a declaration of acceleration with
--------  -------
respect to the Securities, the Holders of a majority in principal amount of the Securities then outstanding (by notice to the Trustee) may rescind and cancel such declaration and its consequences if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal or interest on the Securities that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Securities) on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default (with respect to the Company) of the type described in Section 6.01(7) or (8), the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Default or Event of Default has been cured or waived. The Holders of a majority in principal amount of the

Securities may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Securities.

          15.  Trustee Dealings With the Company.  The Trustee under the
               ---------------------------------
Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not Trustee.

          16.  No Recourse Against Others.  A director, officer, employee,
               --------------------------
stockholder or incorporator, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

          17.  Defeasance and Covenant Defeasance.  The Indenture contains
               ----------------------------------
provisions for defeasance of the entire indebtedness on this Security (pursuant to Section 9.02 of the Indenture) and for defeasance of certain covenants in the Indenture (pursuant to Section 9.03 of the Indenture) upon compliance by the Company with certain conditions set forth in the Indenture.

          18.  Abbreviations.  Customary abbreviations may be used in the name
               -------------
of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

          19.  CUSIP Numbers.  Pursuant to a recommendation promulgated by the
               -------------
Committee on Uniform Note Identification Procedures, the Company has caused CUSIP Numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders of the Securities. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          20.  Indenture Controls.  If any provision of this Note limits,
               ------------------
qualifies or conflicts with the provisions of the Indenture, the provisions of the Indenture shall control.

          21.  GOVERNING LAW.  THE INDENTURE AND THE SECURITIES SHALL BE
               -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE OR THE SECURITIES.

          THE COMPANY WILL FURNISH TO ANY HOLDER OF A SECURITY UPON

WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE, REQUESTS MAY BE MADE
TO:  SAMSONITE CORPORATION, 11200 East 45th Avenue, Denver, Colorado 80239,
Attention:  General Counsel.

                                  ASSIGNMENT
                                  ----------

          I or we assign to PLEASE INSERT SOCIAL SECURITY OR TAX I.D. NUMBER

____________________________

_____________________________________________

(please print or type name and address)

the within Security and all rights thereunder, hereby irrevocably constituting
and appointing                    attorney to transfer the Security on the books
of the Company with full power of substitution in the premises.

Date: ____________________



NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.



Signature Guarantee: _______________________________________

          If you want to have only part of the Security purchased by the Company pursuant to Section 4.09 or Section 4.14 of the Indenture, state the amount you elect to have purchased:

                      OPTION OF HOLDER TO ELECT PURCHASE

$_________________

          If you want to elect to have all or any part of this Security purchased by the Company pursuant to Section 4.09 or Section 4.14 of the
                                     ------------    ------------
Indenture, check the appropriate box:


          Your Signature:  ____________________________________

          (Sign exactly as your name appears on the face of this Security)

___________________________

Signature Guaranteed

                                                                       EXHIBIT B
                                                                       ---------

                     FORM OF LEGEND FOR GLOBAL SECURITIES

          Any Global Security authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

          THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRE SENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C
                                                                       ---------

                           Form of Certificate To Be

                         Delivered in Connection with

                   Transfers to Non-QIB Accredited Investors
                   -----------------------------------------

                                                               ___________, ____

Re:       Samsonite Corporation

          (the "Company") 10 3/4%

          Senior Subordinated Notes

          due 2008 (the "Notes")
          ----------------------

Dear Sirs:

          In connection with our proposed purchase of $_______ aggregate principal amount of the Notes, we confirm that:

          1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 24, 1998 relating to the Notes and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Securities except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

          2. We understand that the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes within two years after the original issuance of the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) pursuant to a registration statement which has been declared effective under the Securities Act, (C) for so long as the Notes are eligible for resale pursuant to Rule 144(A) ("Rule 144A") to a person we reasonably believe to be a "qualified institutional buyer" as defined in Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (D) outside the United States to non-U.S. persons in compliance with Rule 904 of Regulation S under the Securities Act, or (E) pursuant to another available exemption from the registration requirements of the Securities Act and otherwise in compliance with other applicable laws, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          4.  We are an "accredited investor" (as defined in Rule 501(a)(1),
   (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

          5. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                              Very truly yours,

                              [Name of Transferee]

                              By:  ___________________________

                                   Authorized Signature

                                                                       EXHIBIT D
                                                                       ---------

                           Form of Certificate to Be

                         Delivered in Connection with

                      Transfers Pursuant to Regulations
                      ----------------------------------

                                                            ______________, ____



Re:       Samsonite Corporation

          (the "Company") 10 3/4%

          Senior Subordinated Notes

          due 2008 (the "Notes")
          ----------------------

Dear Sirs:

          In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1) the offer of the Notes was not made to a person in the United States;

          (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act;

          (5) we understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect; and

          (6) we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                              Very truly yours,

                              [Name of Transferor]

                              By:  ___________________________

                                   Authorized Signature